                                                                   Exhibit 10.67

                                 LOAN AGREEMENT

                                  BY AND AMONG

                        MPT OPERATING PARTNERSHIP, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP,

                          MPT OF ODESSA HOSPITAL, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP,

                        (COLLECTIVELY, THE "MPT PARTIES")

                                       AND

                            ALLIANCE HOSPITAL, LTD.,
                          A TEXAS LIMITED PARTNERSHIP,

                                       AND

                           SRI-SAI ENTERPRISES, INC.,
                               A TEXAS CORPORATION

                     (COLLECTIVELY, THE "BORROWER PARTIES")

                          DATED AS OF December 23, 2005

                                Table of Contents

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ARTICLE I DEFINED TERMS......................................................     1
   Section 1.1.   Certain Defined Terms......................................     1
   Section 1.2.   Interpretation; Terms Generally............................    15

ARTICLE II THE LOAN..........................................................    15
   Section 2.1.   The Loan...................................................    15
   Section 2.2.   Increased Costs............................................    16
   Section 2.3.   The Note...................................................    16
   Section 2.4.   Security...................................................    16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BORROWER PARTIES...........    16
   Section 3.1.   Organization...............................................    17
   Section 3.2.   Authorization and Enforceability...........................    17
   Section 3.3.   Absence of Conflicts.......................................    17
   Section 3.4.   Consents and Approvals.....................................    18
   Section 3.5.   Financial Statements.......................................    18
   Section 3.6.   Accounts Receivable........................................    18
   Section 3.7.   No Undisclosed Liabilities.................................    18
   Section 3.8.   Absence of Changes.........................................    19
   Section 3.9.   Licenses...................................................    20
   Section 3.10.  Accreditation; Medicare and Medicaid; Third Party Payors...    20
   Section 3.11.  HIPAA Compliance...........................................    22
   Section 3.12.  Healthcare Regulatory Matters..............................    22
   Section 3.13.  Taxes......................................................    23
   Section 3.14.  Good Title to Collateral...................................    23
   Section 3.15.  Title and Condition of the Real Property...................    24
   Section 3.16.  Condition of Personal Property.............................    26
   Section 3.17.  Compliance with Environmental Laws.........................    26

                                Table of Contents
                                   (continued)

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   Section 3.18.  Insurance..................................................    27
   Section 3.19.  Litigation.................................................    28
   Section 3.20.  Contracts, Obligations and Commitments.....................    28
   Section 3.21.  Intangible Property........................................    28
   Section 3.22.  Employees and Employee Relations...........................    29
   Section 3.23.  Compliance with Law........................................    30
   Section 3.24.  Hill-Burton Obligations....................................    30
   Section 3.25.  Medical Staff Matters......................................    31
   Section 3.26.  Brokers....................................................    31
   Section 3.27.  Records....................................................    31
   Section 3.28.  Representations Complete...................................    31

ARTICLE IV REPRESENTATIONS AND WARRANTIES BY THE MPT PARTIES.................    31
   Section 4.1.   Organization...............................................    32
   Section 4.2.   Authorization; Enforcement, Absence of Conflicts...........    32
   Section 4.3.   Binding Agreement..........................................    32
   Section 4.4.   Litigation.................................................    32
   Section 4.5.   Brokers....................................................    32
   Section 4.6.   Compliance with Law........................................    32

ARTICLE V TITLE AND SURVEY...................................................    33
   Section 5.1.   Survey.....................................................    33
   Section 5.2.   Title Insurance............................................    33

ARTICLE VI COVENANTS OF THE BORROWER PARTIES.................................    34
   Section 6.1.   Affirmative Covenants......................................    34
   Section 6.2.   Negative Covenants.........................................    40
   Section 6.3.   Financial Covenants........................................    42
   Section 6.4.   General Collateral Covenants...............................    43

                                Table of Contents
                                   (continued)

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   Section 6.5.   Repairs; Reserves; Restrictions............................    44
   Section 6.6.   Insurance Covenants........................................    47
   Section 6.7.   Fire and Casualty..........................................    51
   Section 6.8.   Condemnation...............................................    53
   Section 6.9.   Operational Covenants......................................    54
   Section 6.10.  Hazardous Materials and Environmental Laws.................    57
   Section 6.11.  Impositions................................................    58
   Section 6.12.  Assignment, Subletting and Sublease Subordination..........    60
   Section 6.13.  Special Purpose Entity.....................................    61
   Section 6.14.  Organizational Documents...................................    61

ARTICLE VII CLOSING CONDITIONS...............................................    62
   Section 7.1.   Conditions to the Obligations of the Borrower Parties......    62
   Section 7.2.   Conditions to the Obligations of the MPT Parties...........    62

ARTICLE VIII CLOSING.........................................................    63
   Section 8.1.   Closing Date...............................................    63
   Section 8.2.   Borrower Parties' Closing Date Deliverables................    63
   Section 8.3.   MPT Parties' Closing Date Deliverables.....................    65

ARTICLE IX TERMINATION.......................................................    66
   Section 9.1.   Termination................................................    66
   Section 9.2.   Notice and Effect..........................................    66

ARTICLE X DEFAULT............................................................    67
   Section 10.1.  Events of Default..........................................    67
   Section 10.2.  Remedies...................................................    70
   Section 10.3.  Cumulative.................................................    72
   Section 10.4.  Waiver.....................................................    72
   Section 10.5.  Cooperation................................................    72

                                Table of Contents
                                   (continued)

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                                                                                ----
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   Section 10.6.  Application of Funds.......................................    72
   Section 10.7.  Notices by the MPT Parties.................................    72

ARTICLE XI PERMITTED CONTESTS................................................    73

ARTICLE XII INDEMNIFICATION..................................................    73
   Section 12.1.  Borrower Parties Agreement to Indemnify....................    73
   Section 12.2.  Notification and Defense of Claims.........................    74
   Section 12.3.  Investigations.............................................    75

ARTICLE XIII DISPUTE RESOLUTION..............................................    75
   Section 13.1.  Governing Law..............................................    75
   Section 13.2.  Jurisdiction and Venue.....................................    76

ARTICLE XIV MISCELLANEOUS....................................................    76
   Section 14.1.  Limitation of Liability as to the MPT Parties..............    76
   Section 14.2.  Assignment.................................................    77
   Section 14.3.  Notice.....................................................    77
   Section 14.4.  Calculation of Time Period.................................    78
   Section 14.5.  No Waiver..................................................    78
   Section 14.6.  Captions...................................................    78
   Section 14.7.  Entire Agreement; Modification.............................    78
   Section 14.8.  Schedules and Exhibits.....................................    78
   Section 14.9.  Further Assurances.........................................    78
   Section 14.10. Counterparts...............................................    78
   Section 14.11. Expenses...................................................    79
   Section 14.12. Securities Offering and Filings............................    80
   Section 14.13. Binding Effect.............................................    80

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of December 23, 2005 by and among, MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("MPT"), MPT OF ODESSA HOSPITAL, L.P., a Delaware limited partnership ("MPT Odessa")(MPT and MPT Odessa being herein referred to, collectively, as the "MPT Parties"); and ALLIANCE HOSPITAL, LTD., a Texas limited partnership ("Alliance"), and SRI-SAI ENTERPRISES, INC., a Texas corporation (the "General Partner") (Alliance and the General Partner being herein referred to, collectively, as the "Borrower Parties").

                                   WITNESSETH:

WHEREAS, Alliance is the owner of that certain seventy-eight (78) bed, general acute care hospital facility, of which twenty-eight (28) beds are licensed to Alliance's tenant (the "Hospital"), that is located on that certain real property located in Odessa, Ector County, Texas, which real property is more particularly described on EXHIBIT A attached hereto and incorporated herein by reference (the "Land"), and all Improvements located thereon (collectively, the "Real Property");

WHEREAS, Alliance has requested that MPT Odessa make and extend a loan to Alliance in the principal amount of Forty Million and No/100 Dollars ($40,000,000.00) (the "Loan"), the proceeds of which shall be used for the purposes and in the manner set forth herein;

WHEREAS, General Partner is the general partner of Alliance, and as such, will derive substantial benefits from the transactions contemplated hereby; and

WHEREAS, MPT Odessa is willing to make and extend the Loan to Alliance on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

SECTION 1.1. CERTAIN DEFINED TERMS. Capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.1.

     "Additional Charges" has the meaning set forth in Section 6.11(a) hereof.

     "Affiliate" means, with respect to any Person, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or otherwise.

     "Agreement" shall have the meaning set forth in the preamble hereof.

     "Alliance" shall have the meaning set forth in the preamble hereof.

     "Alliance's Notice" shall have the meaning set forth in Section 6.1(m) hereof.

     "Appraisal" means an appraisal of the Real Property prepared by a Person satisfactory to MPT in its sole discretion and accompanied by a letter executed by the Person preparing such appraisal authorizing and consenting to MPT's reliance thereon, each in form and substance satisfactory to MPT in its sole discretion.

     "Appraised Value" means the fair market value of the Real Property as set forth in any Appraisal.

     "Assignment of Leases and Rents" means that certain Assignment of Rents and Leases dated as of the Closing Date made by Alliance in favor of MPT and attached hereto as EXHIBIT B.

     "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

     "Balance Sheet Date" shall have the meaning set forth in Section 3.5 hereof.

     "Balance Sheets" shall have the meaning set forth in Section 3.5 hereof.

     "Base Interest" shall, during the Loan Term, mean an amount equal to monthly debt service under the Loan.

     "Borrower Party Instruments" shall mean all documents, agreements and instruments hereto for or hereafter executed and delivered by any Borrower Party in connection with the transactions contemplated hereby or in connection with the Loan or the Collateral and the transactions contemplated thereby, or necessary to give effect to any of the forgoing, including, without limitation, this Agreement, the other Loan Documents, the Tenant Leases, the Management Agreement and each Letter of Credit.

     "Borrower Parties" shall have the meaning set forth in the preamble to this Agreement.

     "Borrower Party Plan" shall have the meaning set forth in Section 3.22(f) hereof.

     "Business" means the operation of the Hospital and the engagement in and pursuit and conduct of any business venture or activity directly related thereto.

     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

     "Business Employees" shall have the meaning set forth in Section 3.22(a) hereof.

     "Capital Additions" shall mean one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements, which are constructed on any parcel or portion of the Land during the Loan Term, including the construction of a new wing or new story.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by SARA, and as the same may be hereafter amended, restated or modified.

     "Claim" shall have the meaning set forth in Section 3.19 hereof.

     "Closing" shall have meaning set forth in Section 8.1 of this Agreement.

     "Closing Date" shall have meaning set forth in Section 8.1 of this Agreement.

     "CMS" means the Centers for Medicare and Medicaid Services.

     "Code" means the United States Internal Revenue Code of 1986, as amended through the date hereof, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Collateral" shall mean, collectively, the Real Property, the Personal Property, the Rents and Leases (as such terms are defined in the Assignment of Leases and Rents), the general partnership interest of the General Partner in Alliance subject to the Pledge Agreement, and all other properties or assets of the Borrower Parties that are subject or shall be subject to any lien, security interest, or other encumbrance pursuant to the Security Documents.

     "Collateral Assignment" shall mean a collateral assignment, in form and substance reasonably acceptable to the MPT Parties, pursuant to which the MPT Parties shall have the right and privilege, after the occurrence of an Event of Default, at their option, to assume from the Borrower Parties any lease of real property or improvements to any of the Borrower Parties by any third party lessor.

     "Commitment Fee" means an amount equal to Two Hundred Thousand and No/100 Dollars ($200,000.00).

     "Commitment Letter" means that certain letter dated November 2, 2005 from MPT to Alliance, accepted by Alliance November 4, 2005.

     "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by MPT to any

Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

     "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

     "Confidential Information" with respect to a party means (a) any confidential, non-public or proprietary information (including, without limitation, any business records, financial information, business activity, ownership or investor lists, ownership or investor information, service, data, documentation, description, know-how, concept, trade secret, copyright or other intellectual property right) of such party, whether disclosed verbally, in writing or electronically, or which is otherwise learned by the other party hereto, and whether disclosed prior to, on or after the date hereof, and (b) all data, analyses, compilations, studies or other documents prepared by the other party hereto that contain or reflect any Confidential Information; provided, however, that the term "Confidential Information" does not include information which (i) is already in the other party's possession, provided that such information is not known by the other party to be subject to another confidentiality Agreement with or other obligation of secrecy to the disclosing party, or (ii) becomes generally available to the public other than as a result of a disclosure by the other party in breach hereof, or (iii) becomes available to the other party on a non-confidential basis from a source other than the disclosing party or its representatives, provided that such source is not known by the other party to be bound by a confidentiality agreement with or other obligation of secrecy to the MPT Parties.

     "Consolidated Net Worth" means at any time, the sum of the following for the Alliance, the General Partner, and their respective consolidated subsidiaries on a consolidated basis determined in accordance with GAAP:

     (a) the amount of capital or stated capital (after deducting the cost of any treasury shares), plus

     (b) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

     (c) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings):
     (i) unamortized debt discount and expense and (ii) any write-up in book value of assets resulting from a revaluation thereof pursuant to generally accepted accounting principles subsequent to the most recent Statements of Cash Flow prior to the date thereof, except any net write-up in value of foreign currency in accordance with GAAP; any write-up resulting from reversal of a reserve for bad debts or depreciation; and any write-up resulting from a change in methods of accounting for inventory.

     "Consumer Price Index" or "CPI" shall mean all urban consumers, all items, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, in which 1982-1984 equals one hundred (100). If the Consumer Price Index is discontinued or revised during the Loan Term, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

     "Contracts" shall have the meaning set forth in Section 3.20 hereof.

     "Credit Enhancements" means all security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by any Borrower Party, if any, with respect to the Collateral, the Tenant Leases or the tenants or subtenants thereunder.

     "Current Manager" means TSR, LLC, a Kansas limited liability company.

     "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

     "Default Rate" shall have the meaning set forth in the Note.

     "DHS" shall mean the Department of State Health Services of the State of Texas.

     "DHHS" shall mean United States Department of Health and Human Services.

     "EBITDA" means earnings before the deduction of interest, taxes, depreciation and amortization, as determined in accordance with GAAP.

     "Environmental Claim" means any Claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Hazardous Materials at any location owned, leased or operated by any Borrower Party, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement as of the Closing Date from the Borrower Parties in favor of the MPT Parties attached hereto as EXHIBIT C.

     "Environmental Law" means each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment, including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, including, without limitation, RCRA, CERCLA, SARA, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder, in each case as amended from time to time.

     "Equity Constituents" means, with respect to any Person, as applicable, the members, general or limited partners, shareholders, stockholders or other Persons, however designated, who are the owners of the issued and outstanding equity or ownership interests of such Person.

     "Existing Licenses" shall have the meaning ascribed to such term in Section
3.9 hereof.

     "Existing Tenant Leases" shall have the meaning ascribed to such term in
Section 6.12(a) hereof.

     "Expense Deposit" shall mean the One Hundred Thousand Dollars ($100,000) expense deposit paid by Alliance or its Affiliates pursuant to Section 4.1 of the Commitment Letter.

     "Expense Reserve" shall have the meaning ascribed to such term in Section
2.1 hereof.

     "Extraordinary Repairs" All repairs to the Hospital and other Improvements of every kind and nature, whether interior or exterior, structural or non-structural (including, without limitation, all parking decks and parking lots) which are considered to be extraordinary in nature (as opposed to being ordinary or normal in nature), as the Borrower Parties and/or the MPT Parties may determine to be necessary or appropriate from time to time during the Loan Term.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning set forth in Section 10.1 hereof.

     "Financial Statements" shall have the meaning set forth in Section 3.5 hereof.

     "Financing Statements" shall mean the financing statements evidencing the MPT Parties' security interests in the Collateral.

     "Fiscal Year" means the twelve (12) calendar month period from January 1 to December 31.

     "Fixtures" means all permanently affixed non-medical equipment, machinery, fixtures, and other items of real property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in vacuum, cable transmission, oxygen and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

     "Full Replacement Cost" shall have the meaning set forth in Section 6.6(a) hereof.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied. All accounting terms used herein and not expressly and otherwise defined herein shall be construed in accordance with, and have the meanings ascribed or imputed to them under, GAAP.

     "General Partner" shall have the meaning set forth in the preamble of this Agreement.

     "Governing Documents" means, with respect to any Person, as applicable, such Person's charter, articles or certificate of incorporation, formation or organization, bylaws or other documents or instruments which establish and/or set forth the rules, procedures and rights with respect to such Person's governance, including, without limitation, any stockholders, limited liability company, operating or partnership agreement related to such Person, in each case as amended, restated, supplemented and/or modified and in effect as of the relevant date.

     "Government Programs" shall have the meaning set forth in Section 3.10 hereof.

     "Governmental Entity" means any national, federal, regional, state, local, quasi-governmental, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

     "Guarantors" shall mean, collectively, R.J. Patel, M.D., M.C. Parekh, M.D., John Challapalli, M.D., Jayaram B. Naidu, M.D., Madhava Agusala, M.D., Ramachandrarao Kolluru, M.D., Suresh N. Gadasalli, M.D., Sudhir P. Srivastava, M.D., Richard L. Duke, M.D., William G. Reilly, M.D., and Steven C. Riley, M.D., and their respective successors and assigns.

     "Guaranty" means that certain Guaranty Agreement dated as of the Closing Date and attached hereto as EXHIBIT D.

     "Hazardous Materials" means any substance deemed hazardous under any Environmental Law, including, without limitation, asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, lead and lead-based paints, radon, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Environmental Law.

     "Healthcare Fraud Laws" shall have the meaning set forth in Section 3.12(a) hereof.

     "HIPAA" shall have the meaning set forth in Section 3.11 hereof.

     "Hospital" shall have the meaning set forth in the recitals to this Agreement.

     "Impositions" shall mean, collectively, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all taxes (including, without limitation, all capital stock and franchise taxes of the MPT Parties, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments, charges and costs imposed under the Permitted

Encumbrances, all assessments for public improvements or benefits, whether or not commenced or completed prior to the Closing Date and whether or not to be completed within the Loan Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Real Property (including all interest and penalties thereon due to any failure in payment by the Borrower Parties), and all other fees, costs and expenses which at any time prior to, during or in respect of the Loan Term hereof may be charged, assessed or imposed on or in respect of or be a lien upon (a) the MPT Parties or the MPT Parties' interest in the Real Property, (b) the Real Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Real Property or the leasing or use of the Real Property or any part thereof; provided, however, nothing contained in this Agreement shall be construed to require the Borrower Parties to pay (1) any tax based on net income (whether denominated as a franchise or capital stock, financial institutions or other tax) imposed on the MPT Parties, or (2) any transfer or net revenue tax of the MPT Parties, or (3) any tax imposed with respect to the sale, exchange or other disposition by the MPT Parties of any portion of the Real Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Agreement, any principal or interest on any lien, security interests or other encumbrance on the Real Property granted by the MPT Parties, except to the extent that any tax, assessment, tax levy or charge which the Borrower Parties are obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Loan Term is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case the Borrower Parties, jointly and severally, shall pay.

     "Improvements" means all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

     "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person: (i) in respect of borrowed money (whether secured or unsecured), (ii) under conditional sale or other title retention agreements relating to property or services purchased and/or sold by such Person, (iii) evidenced by bonds, notes, debentures or similar instruments, (iv) for the payment of money relating to a capitalized lease obligation, (v) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit,
(vi) pursuant to any guarantee, (vii) secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) a Lien on the assets or property of such Person, and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) and otherwise that (i) such Person is responsible or liable for, directly or indirectly, as obligor, guarantor, surety or otherwise, or (ii) which are secured by a Lien on any of the assets or property of such Person or (viii) the Loan Obligations.

     "Indemnified Party" shall have the meaning set forth in Section 12.2 hereof.

     "Indemnifying Party" shall have the meaning set forth in Section 12.2 hereof.

     "Insurance Requirements" means all terms of any insurance policy required by this Agreement (including, without limitation, the requirements in Section
6.6 hereof) and all requirements of the issuer of any such policy, and such additional insurance which the MPT Parties may reasonably require.

     "Intangible Property" shall have the meaning set forth in Section 3.21 hereof.

     "JCAHO" shall have the meaning set forth in Section 3.10 hereof.

     "Knowledge," "to the knowledge or best knowledge of" or similar words or phrases means, with respect to any Person, such Person's actual or deemed knowledge of a particular fact or matter if (i) any of such Person's current or former officers or directors (or other Persons however denominated, exercising similar authority with respect to such Person) including, but not limited to, in the case of any Borrower Party, Jayaram B. Naidu, M.D., and Steven C. Riley, M.D. (a Person's "Knowledge Group"), has actual knowledge of such fact or matter; or (ii) any of such Person's Knowledge Group would be expected to discover or otherwise become aware of such fact or matter after conducting a reasonably diligent inquiry.

     "Labor Proceeding" shall have the meaning set forth in Section 3.22(c) hereof.

     "Land" shall have the meaning set forth in recitals to this Agreement.

     "Law" means any federal, state or local statute, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Entity or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

     "Legal Requirements" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Alliance's operation of its business on the Real Property, along with the Collateral or the construction, use or alteration thereof (including, without limitation, the Americans With Disabilities Act and Section 504 of the Rehabilitation Act of 1973) whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to the Collateral, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Alliance, at any time in force affecting the Collateral.

     "Letter of Credit" means an unconditional and irrevocable letter of credit from a bank acceptable to the MPT Parties in their sole discretion naming the MPT Parties as the beneficiaries thereunder, in an amount equal to and upon terms and conditions acceptable to the MPT Parties in its sole discretion, subject to Section 6.3(c) hereof.

     "Licenses" means all Existing Licenses and any New Licenses.

     "Lien" means any mortgage, adverse Claim, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, lien (statutory or otherwise) or preference, security interest or other encumbrance of any kind or nature whatsoever, other than the Security Documents.

     "Limited Partnership Agreement" shall mean that certain First Amended and Restated Limited Partnership Agreement of Alliance, effective March 8, 2005, by and among the General Partner and the limited partners of Alliance, as the same may be amended, restated or modified from time to time.

     "Line of Credit" shall mean a line of credit, from a financing source acceptable of MPT and upon terms reasonably acceptable to MPT, of at least Five Million Dollars ($5,000,000.00), which shall be available to Alliance during the Loan Term to fund normal operating and working capital needs.

     "Loan" shall have the meaning set forth in the recitals to this Agreement.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Documents, the Guaranty, the Subordination of Management Agreement, the Subordination Agreement, the Environmental Indemnity Agreement, and the Commitment Letter.

     "Loan Obligations" shall mean the obligations (including obligations of performance) and liabilities of any of the Borrower Parties to any of the MPT Parties of every kind and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, or acquired by any of the MPT Parties from any source, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, indemnitor, account party with respect to a letter of credit or otherwise, and arising out of, incurred pursuant to and/or in connection with any of the Loan Documents, and any and all extensions and renewals of any of the same, including but not limited to the obligation: (a) to pay the principal of and interest on the Note in accordance with the terms thereof and/or hereof, including any and all extensions, modifications, and renewals thereof and substitutions therefor; and (b) to pay, repay or reimburse the MPT Parties for all amounts owing hereunder and/or under any of the other Loan Documents, including any reimbursement obligations and all MPT Damages.

     "Loan Term" shall mean the period during which any of the Loan Obligations shall remain outstanding.

     "Management Agreement" shall mean any contracts and agreements for the management of any part of the Real Property, including, without limitation, the real estate and the Improvements and the operations of the Hospital.

     "Management Company" means any person, firm, corporation or other entity or individual who or which will manage any part of the Hospital and other Collateral.

     "Material Adverse Effect" means any change, event(s), occurrence(s) or effect(s), whether direct or indirect, that, both before and after giving effect to the transactions contemplated by this Agreement, could, individually or in the aggregate, have a material adverse effect on (i) the business, properties, results of operations, assets, revenue, income or condition (financial or otherwise) of, or the ability to timely satisfy the obligations or liabilities (whether absolute or contingent) of, any Borrower Party, (ii) the Business or the Collateral, or (iii) the ability of any Borrower Party to perform its obligations under, and/or consummate the transactions contemplated by, this Agreement within the time periods specified herein.

     "Maturity Date" shall have the meaning set forth in the Note.

     "Medicaid" shall have the meaning set forth in Section 3.10 hereof.

     "Medicare" shall have the meaning set forth in Section 3.10 hereof.

     "Mortgage" means that certain Deed of Trust and Fixture Filing, dated as of the Closing Date, by Alliance for the benefit of MPT attached hereto as EXHIBIT E.

     "MPT" shall have the meaning set forth in the preamble to this Agreement.

     "MPT Damages" shall have the meaning set forth in Section 12.1 hereof.

     "MPT Indemnified Parties" shall have the meaning set forth in Section 12.1 hereof.

     "MPT Odessa" shall have the meaning set forth in the preamble to this Agreement.

     "MPT Parties" shall have the meaning set forth in the preamble to this Agreement.

     "MPT's Notice Address" shall have the meaning set forth in Section 6.6(c) hereof.

     "Net Worth Amount" shall have the meaning set forth in Section 6.3(a) hereof.

     "New Licenses" shall have the meaning set forth in Section 3.9 hereof.

     "New Tenant Leases" shall have the meaning ascribed to such term in Section 6.12(b) hereof.

     "Noncompete Agreement" means that certain Noncompetition Agreement, dated as of the Closing Date, attached hereto as EXHIBIT F.

     "Note" means that certain Promissory Note, dated as of the Closing Date, in the original principal amount of Forty Million and No/100 Dollars
($40,000,000.00) made by Alliance and payable to MPT attached hereto as EXHIBIT
G.

     "Organizational Documents" shall have the meaning set forth in Section 6.14 hereof.

     "Other Agreements" means all agreements of any kind (other than the Loan Documents), entered into between either of the MPT Parties or any Affiliate of the MPT Parties, on the one hand, and any Borrower Party or any Affiliate of any Borrower Party, on the other hand.

     "Parties" shall mean, collectively, the Borrower Parties and the MPT
Parties.

     "Partial Taking" shall have the meaning set forth in Section 6.8(c) hereof.

     "Permitted Encumbrances" means (i) Liens for or arising from current taxes not yet due and payable; (ii) easements and other restrictions of record and approved by the MPT Parties; (iii) matters set forth in the Title Commitment issued by the Title Company and approved by the MPT Parties; (iv) matters disclosed on the Survey and approved by the MPT Parties; (v) Liens arising under the Security Documents and the other Loan Documents; or (vi) other matters, encumbrances and defects approved by the MPT Parties and set forth in SCHEDULE
6.2 of this Agreement.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a Governmental Entity or another entity or group.

     "Personal Property" shall have the meaning set forth in Section 3.16 hereof.

     "Personal Property Leases" shall have the meaning set forth in Section 3.16 hereof.

     "Physician" means any physician who has rendered or is rendering services with respect to the operations of the Hospital.

     "Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the Closing Date, pursuant to which the general partnership interest of the General Partner in Alliance is pledged to the MPT Parties, a copy of which is attached hereto as EXHIBIT H.

     "Primary Intended Use" shall have the meaning set forth in Section 6.4(c) hereof.

     "Public Taking" shall have the meaning set forth in Section 3.15(e) hereof.

     "Purchaser" shall have the meaning set forth in Section 10.2(c) hereof.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, as the same may be hereafter amended, restated or modified.

     "Real Estate Taxes" shall mean all taxes due and payable as a result of a Party's interest in the Real Property.

     "Real Property" shall have the mean set forth in the recitals to this Agreement.

     "Regularly Scheduled Payment of Base Interest" means any regularly scheduled payment of Base Interest payable pursuant to the terms of the Note.

     "Repairs" shall mean any and all repairs to be made to any of the Collateral, including, without limitation, the Improvements.

     "Reserve" shall have the meaning ascribed to such term in Section 6.5(b) hereof.

     "SARA" means the Superfund Amendments and Reauthorization Act of 1986, as the same may be hereafter amended, restated or modified.

     "Schedule" shall have the meaning set forth in Section 6.1(b) hereof.

     "Search Reports" means reports of searches made of the uniform commercial code records of the county in which the Real Property is located, and of the office of the secretary of state of the State of Texas and in the state in which the principal office of each Borrower Party is located.

     "Security Agreement" shall mean the Security Agreement by and between MPT of Odessa and Alliance, a copy of which is attached hereto as EXHIBIT I.

     "Security Documents" shall collectively mean the Mortgage, the Security Agreement, the Assignment of Leases and Rents, the Pledge Agreement, the Collateral Assignment, and all other documents or instruments pursuant to which any of the MPT Parties has a Lien on any of the assets or properties of the Borrower Parties or the Guarantors.

     "Sentinel Events" shall have the meaning set forth in Section 3.10 hereof.

     "Service Provider" means any Person who has rendered or is rendering services to or on behalf of any of the Borrower Parties with respect to the operations of the Hospital.

     "Special Purpose Entity" means an entity which (i) exists solely for the purpose of owning and/or leasing all or any portion of the Real Property and conducting the operation of the Business, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership and/or leasing all or any portion of the Real Property and the operation of the Business, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in the Real Property and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by the Loan Documents or arising in the ordinary course of the Business and does not guarantee or otherwise obligate itself with respect to the debts of any other Person other than as approved by MPT, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, (viii) maintains all company formalities independent of any other entity.

     "Standards" shall have the meaning set forth in Section 3.11 hereof.

     "Subordination of Management Agreement" means that certain Subordination Agreement (Management Agreement), dated as of the Closing Date by and between Management Company and MPT Odessa attached hereto as EXHIBIT J.

     "Subordination Agreement" means that certain Subordination Agreement, dated as of the Closing Date, pursuant to which all existing indebtedness owed to the General Partner by Alliance is subordinated, a copy of which is attached hereto as EXHIBIT K.

     "Survey" means a current "as-built" ALTA survey of the Real Property, certified to ALTA requirements in effect as of January 1, 2006, and otherwise sufficient to cause the Title Company to delete (except for shortages in area) the printed exceptions for discrepancies, conflicts, or shortages in area or boundary lines, or encroachments, and otherwise meeting the requirements of Section 5.1 hereof, and prepared by an engineer or surveyor licensed in the state in which the Real Property is located acceptable to MPT in its sole discretion.

     "Taking" shall mean a taking or voluntary conveyance during the Loan Term of all or part of the Collateral, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Collateral whether or not the same shall have actually been commenced.

     "Tangible Net Worth" means, with respect to any Borrower Party at any given time, the equity of such Borrower Party determined in accordance with GAAP, minus the value of all intangible assets used in such calculation.

     "Tax Return" means any return, declaration, filing, report, claim for refund or information return or other statement relating to Taxes (whether filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity), including any schedule or attachment thereto, and including any amendment or extension thereof.

     "Tax Structure" shall have the meaning set forth in Section 6.1(k)(iii) hereof.

     "Tax Treatment" shall have the meaning set forth in Section 6.1(k)(iii) hereof.

     "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, any and all income, gross receipts, excise, real and personal property (including leaseholds and interests in leaseholds), sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, minimum estimated, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, value added leasing, franchise and other taxes or similar charges of any kind including any interest and penalties on or additions thereto or attributable to any failure to comply with any requirement regarding any Tax Return.

     "Tenant" means the lessees, tenants or sublessees under the Tenant Leases, if any.

     "Tenant Leases" means all leases, subleases, commitment letters, letters of intent and other rental agreements, whether written or oral, now or hereafter in effect, if any, that grant or will grant a possessory interest in and to any space in the Real Property (including the Hospital or any other Improvements) or that otherwise assign or convey rights with regard thereto, and all Credit Enhancements, if any, held in connection therewith.

     "THHSC" means the Texas Health and Human Services Commission.

     "Third Party Claim" shall have the meaning set forth in Section 12.2(a) hereof.

     "Title Commitment" means a current commitment issued by the Title Company to the MPT Parties pursuant to the terms of which the Title Company shall commit to issue the Title Policy to the MPT Parties in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

     "Title Company" shall have the meaning set forth in Section 5.2 hereof.

     "Title Policy" means a title insurance policy in the amount of Forty Million and No/100 Dollars ($40,000,000.00) issued by the Title Company in form and substance satisfactory to MPT in its sole discretion and meeting the requirements of Section 5.2 hereof.

     "Total Taking" shall have the meaning set forth in Section 6.8(b) hereof.

     "Unsuitable for Its Use" or "Unsuitable for Its Primary Intended Use" as used anywhere in this Agreement, the terms "Unsuitable for Its Use" or "Unsuitable for Its Primary Intended Use" shall mean that, by reason of damage or destruction, or a partial Taking by Condemnation, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors, and the effect of such damage or destruction or partial Taking.

SECTION 1.2. INTERPRETATION; TERMS GENERALLY. The definitions set forth in
Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import shall be deemed to refer to this Agreement (including the Schedules and Exhibits) in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections and Schedules of, and Exhibits to, this Agreement, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" that does not refer explicitly to a "Business Day" or "Business Days" shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE II
                                    THE LOAN

SECTION 2.1. THE LOAN. Based upon the representations, warranties and covenants of the Borrower Parties as set forth herein, and subject to the terms and conditions hereinafter set forth, MPT Odessa shall loan and advance to Alliance the principal amount of Forty Million and NO/100 Dollars ($40,000,000.00) at the Closing, the proceeds of which Loan shall be used by Alliance for general business purposes directly related to and necessitated by the Business. Notwithstanding the foregoing, at the Closing, the Borrower Parties shall deposit One Hundred Thousand and NO/100 Dollars ($100,000.00) of the Loan proceeds into a reserve account (the "Expense Reserve") to be held by MPT for a period of sixty (60) days following the Closing Date. The amounts in the Expense Reserve, including interest, shall be used by the MPT Parties to pay the costs and expenses pursuant to Section 14.11 hereof, without the necessity of obtaining the signature of an officer of the Borrower Parties. The Borrower Parties hereby grant to the MPT Parties a security interest in all monies deposited into the Expense Reserve and the Borrower Parties shall, within fifteen (15) days following the Closing Date, execute all documents necessary for the MPT Parties to perfect their security interest in the Expense Reserve. So long as no Event of Default has occurred, and no event has occurred which with the giving of notice or the passage of time or both would constitute an Event of Default hereunder, any amounts remaining in the Expense Reserve, after the payment of and the reimbursement for the costs and expenses payable by the Borrower Parties pursuant to Section 14.11 hereof, shall be returned to Alliance promptly following the expiration of such sixty (60) day period.

SECTION 2.2. INCREASED COSTS.

     (a) If, after the date of delivery of this Agreement, any change in any law or regulation or in the interpretation, administration or enforcement thereof by any court or governmental authority charged with the administration thereof or any action by any governmental authority (whether or not constituting or resulting from such change) shall impose, modify or deem applicable any reserve, assessment, special deposit or similar requirement against the Loan made by MPT Odessa, and the result of any such event shall be to increase the cost to the MPT Parties of making or maintaining the Loan (which increase in cost shall be the result of the MPT Parties' reasonable allocation of the aggregate of such cost increases resulting from such events and shall be calculated without giving effect to any participation granted by the MPT Parties in this Agreement or elsewhere), then, upon demand by the MPT Parties, Alliance shall immediately pay to the MPT Parties from time to time, as specified by the MPT Parties in writing, additional amounts which shall be sufficient to compensate the MPT Parties for such increased costs.

     (b) The MPT Parties shall deliver to the Borrower Parties a certificate as to such increased costs incurred by the MPT Parties as a result of any event referred to in subsection (a) of this Section, and such certificate shall be conclusive, absent manifest error, as to the amount thereof. In making the determination contemplated by such certificate, the MPT Parties may make such reasonable estimates, assumptions, allocations and the like that the MPT Parties deem to be appropriate.

SECTION 2.3. THE NOTE. The Loan shall be evidenced by, and shall bear interest, be repaid and be subject to such other terms and conditions all as set forth in, the Note.

SECTION 2.4. SECURITY. The Loan Obligations of the Borrower Parties shall be secured by, among other things, the Security Documents and the other Loan Documents.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE BORROWER PARTIES

With the understanding that the MPT Parties shall rely hereon, and as a material inducement to the MPT Parties to enter into this Agreement and to MPT Odessa making and extending the Loan, each Borrower Party hereby jointly and severally represents, warrants and covenants to the MPT Parties as of the date hereof and as of the Closing Date as follows:

SECTION 3.1. ORGANIZATION. Each Borrower Party is a corporation, limited liability company or limited partnership, as applicable, duly incorporated, organized or formed (as applicable), validly existing and in good standing under the laws of their respective states of incorporation, organization or formation, as applicable, and is duly licensed in each jurisdiction in which the nature of the business conducted, or the assets owned, operated and/or leased, by such Borrower Party requires or makes such qualification necessary. Alliance is, and has at all times since its incorporation, organization or formation, as applicable, been, a Special Purpose Entity. Simultaneously with the execution of this Agreement, Alliance has provided the MPT Parties evidence that Alliance is a Special Purpose Entity and is in good standing in the state of its organization and in the state in which the Collateral is located. SCHEDULE 3.1 sets forth the ownership of each Borrower Party and, except as set forth therein, no other Person has any equity interest in any Borrower Party or any option, warrant or other right to acquire same, nor shall any other Party obtain any such interest, option, warrant or right without the prior written consent of MPT. The Board of Directors of Alliance consists of seven (7) directors, and no more than three (3) of such directors are Equity Constituents of the Borrower Parties.

SECTION 3.2. AUTHORIZATION AND ENFORCEABILITY. Each Borrower Party has the applicable requisite corporate or limited partnership power and authority to conduct its business as it is now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Agreement, together with all documents and agreements necessary to give effect to the provisions of this Agreement and the other Borrower Party Instruments, and to consummate the transactions contemplated hereby and thereby. All applicable corporate or limited partnership actions required to be taken by each Borrower Party (including, without limitation, all necessary actions by the board of directors, general partners, and Equity Constituents of such Borrower Party) to authorize the execution, delivery and performance of this Agreement as well as the other Borrower Party Instruments and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained in accordance and compliance with, as applicable, such Borrower Party's Governing Documents. Each Borrower Party has heretofore delivered to the MPT Parties true, correct and complete copies of such Borrower Party's Governing Documents. No other action on the part of any Borrower Party or any of its Equity Constituents is necessary to authorize the execution, delivery and performance of this Agreement or the other Borrower Party Instruments and all transactions contemplated hereby and thereby. This Agreement, the Borrower Party Instruments and all agreements to which any Borrower Party will become a party in connection herewith or therewith are and will constitute the valid and legally binding obligations of such Borrower Party, and are and will be enforceable against such Borrower Party in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 3.3. ABSENCE OF CONFLICTS. Each Borrower Party's execution, delivery and performance of this Agreement and the other Borrower Party Instruments, and the consummation of the transactions contemplated hereby and thereby, will not, with or without the giving of any applicable notice and/or the passage of time: (i) violate or conflict with any provision of such Borrower Party's Governing Documents; (ii) violate any provision of any Law to which such Borrower Party is subject; (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to such Borrower Party; (iv) result in or cause the creation of a Lien on any of the Collateral other than those in favor of the MPT Parties hereunder or thereunder; or (v) except as disclosed on SCHEDULE 3.3, result in the breach or termination of any provision of, or create rights of acceleration or constitute a default under, the terms of any indenture, mortgage, deed of trust, contract, agreement or other instrument to which such Borrower Party is a party or by which such Borrower Party or any of the Collateral is bound.

SECTION 3.4. CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 3.4, no license, permit, qualification, order, consent, authorization, approval or waiver of, or registration, declaration or filing with, or notification to, any Governmental Entity or other Person is required to be made or obtained by or with respect to any Borrower Party in connection with the execution, delivery and performance of this Agreement or the Borrower Party Instruments by any Borrower Party or the consummation of the transactions contemplated hereby or thereby.

SECTION 3.5. FINANCIAL STATEMENTS. SCHEDULE 3.5 sets forth (i) the audited balance sheets of Alliance for the fiscal years ended December 31, 2003 and December 31, 2004, (ii) the unaudited balance sheet of each Borrower Party at June 30, 2005 (the "Balance Sheet Date") (the balance sheets described in subsections (i) and (ii) above being herein referred to, collectively, as the "Balance Sheets"), (iii) the audited statement of income and cash flows of Alliance for the fiscal years ended December 31, 2003 and December 31, 2004 and
(iv) the unaudited statement of income of Alliance for the six (6) month period ended June 30, 2005 (the financial statements described in this sentence, being herein referred to, collectively, as the "Financial Statements"). Except as set forth on SCHEDULE 3.5, the Financial Statements have been prepared in accordance with GAAP, are based on the books, records and accounts of the Borrower Parties and fairly present the financial condition and results of operations, cash flows and shareholders' equity of the Borrower Parties as of the respective dates thereof and for the respective periods indicated therein, except (i) that the unaudited interim statements do not include complete note (including footnote) disclosure as required by GAAP; and (ii) that the unaudited interim statements are subject to normal, year-end adjustments which are not, and will not be, material in amount or effect, either individually or in the aggregate.

SECTION 3.6. ACCOUNTS RECEIVABLE. The accounts receivable of each Borrower Party include only accounts receivable arising from bona fide transactions in the conduct of the ordinary course of business of such Borrower Party, are in all material respects true and genuine, represent legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms and are collectible net of reserves. No material payment of said receivables is contingent upon performance of any obligations or contract, past or future, and, except as set forth on SCHEDULE 3.6, all such receivables are free of all security interests and encumbrances created by any Borrower Party. Except as set forth on SCHEDULE 3.6, no defense, counterclaim, offset or adjustment exists as to any such account receivable. Except as set forth on SCHEDULE 3.6, the Borrower Parties have good, clear and indefeasible title to and ownership of all their respective accounts receivable, free and clear of all Liens and may grant the MPT Parties at least a second priority security interest in and to such accounts receivable.

SECTION 3.7. NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.7, no Borrower Party has any material liability or obligation, whether absolute, accrued, contingent or otherwise, including any potential future liability arising out of acts or omissions which have already occurred, which is not fully and accurately reflected or reserved against in the Balance Sheets except for liabilities or obligations that may arise in the ordinary course of business of the Borrower Parties, consistent with the past practice of the Borrower Parties since the date of the most recent Financial Statement delivered to the MPT Parties (none of which results from, arises out of, relates to, is in the nature of, or is caused by any breach of contract, breach of warranty, tort, infringement or violation of law). No Borrower Party has Knowledge of any fact, condition or circumstance which could form the basis of any such liability or obligation.

SECTION 3.8. ABSENCE OF CHANGES. Except as set forth on SCHEDULE 3.8, each Borrower Party has, since June 30, 2005:

     (a) conducted its business only in the ordinary course of business and consistently with its past practices;

     (b) not suffered any change, event or circumstance which has had, or could have, a Material Adverse Effect;

     (c) preserved its legal existence and retained its business organization intact;

     (d) maintained its relationships with all suppliers, trade creditors and trade debtors;

     (e) paid or satisfied all of its debts, liabilities or obligations as the same became due;

     (f) paid all compensation and other obligations to its employees when the same became due and payable;

     (g) timely made all applicable filings with Governmental Entities;

     (h) not mortgaged, pledged, subjected to Lien, charged, encumbered or granted a security interest in or to any of the Collateral other than the lien of the Security Documents and the other Loan Documents;

     (i) except as otherwise provided in this Agreement, the Security Documents and the other Loan Documents, not sold or transferred any of its assets except for sales of inventory in the ordinary course of business and consistently with its past practices;

     (j) not cancelled any debts owing to it or otherwise granted or waived any right of substantial value;

     (k) not terminated or materially modified any contract, lease, agreement or arrangement with any payor, vendor or supplier;

     (l) not made any material capital expenditure or commitment;

     (m) not made or received any loans or advances to or from any Person;

     (n) not made or suffered any change to its Governing Documents;

     (o) maintained its books and records in accordance with GAAP, consistent with past practices;

     (p) not incurred, assumed or guaranteed any Indebtedness;

     (q) not experienced or caused any defections in its medical staff; or

     (r) not agreed or offered, whether in writing or otherwise, to take, and no Borrower Party (nor any Person or group of Persons possessing and/or exercising management authority with respect to such Borrower Party) or any Equity Constituents of any Borrower Party have authorized the taking of, in contravention any action described in Section 3.8(a) through Section 3.8(p) above.

SECTION 3.9. LICENSES. The Borrower Parties have all federal, state and local governmental licenses, permits, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations and all contracts, including contracts with Governmental Entities, from all applicable Governmental Entities necessary or proper in order to operate the Hospital and to conduct the Business (the "Existing Licenses"). All Existing Licenses issued to and held by the Borrower Parties as of the date hereof are identified and described on SCHEDULE
3.9. True, correct, and current copies of each such Existing License have been previously delivered to the MPT Parties by the Borrower Parties. Additionally, the Borrower Parties shall immediately deliver to MPT Parties all additional federal, state and local governmental licenses, permits, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations, and all contracts, including contracts with Governmental Entities, that are necessary or proper to operate the Hospital and to conduct the Business that are obtained during the Loan Term (the "New Licenses"). Except as set forth on
SCHEDULE 3.9, the Borrower Parties have good, clear and indefeasible title to and ownership of all the Existing Licenses, free and clear of all Liens, and may grant the MPT Parties a first priority security interest in and to the Existing Licenses. Except as set forth on SCHEDULE 3.9, the Borrower Parties previously have complied, and are currently complying, with their respective obligations under each of the Existing Licenses and all such Existing Licenses are in full force and effect. No written notice from any authority with respect to a threatened, pending or possible revocation, termination, suspension or limitation of any of the Existing Licenses has been issued or given to any Borrower Party, and no Borrower Party has any Knowledge of the proposed or threatened issuance of any such notice or of any grounds or basis therefor. The Hospital is currently licensed as a general acute-care hospital with fifty (50) general acute-care beds, and will remain so licensed through the Closing Date in compliance with, and subject only to, the usual and customary laws and government regulations pertaining to the operation of an acute-care hospital in the State of Texas.

SECTION 3.10. ACCREDITATION; MEDICARE AND MEDICAID; THIRD PARTY PAYORS. Alliance is in the process of obtaining accreditation by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and, to the extent available, has previously delivered to the MPT Parties true, correct and complete copies of the following documents: (i) the most recent JCAHO accreditation survey reports for the Hospital and deficiency list and plan of correction, if any, and a list and description of events in the past three (3) years at the Hospital that constitute "Sentinel Events" (as defined by JCAHO), if any, and any documentation that was created prepared and/or produced by, or on behalf of, any Borrower Party to satisfy JCAHO requirements relating to addressing such Sentinel Events; (ii) any state licensing survey reports with respect to the Hospital for the two (2) year period prior to the date hereof, as well as any statements of deficiencies and plans of correction in connection with such reports; (iii) the fire marshal's surveys for the past two
(2) years and list of deficiencies, if any, for the Hospital; and (iv) the boiler inspection reports for the past two (2) years and list of deficiencies, if any, for the Hospital. Alliance has taken all reasonable steps to correct all such deficiencies and a description of any uncorrected deficiency is set forth on SCHEDULE 3.10. Each Borrower Party participates without restriction under Title XVIII of the Social Security Act ("Medicare") and Title XIX of the Social Security Act ("Medicaid"), the Medicare and the Medicaid programs of the State of Texas, and the TRICARE/CHAMPUS programs (collectively, the "Government Programs"). Alliance has received Medicare and Medicaid reimbursement with respect to the Hospital and has taken all actions necessary to be eligible to receive payment without restriction under Medicare and Medicaid. The Hospital is in compliance with the conditions of participation for the Government Programs, maintains all approvals or qualifications necessary for capital reimbursement, and has taken all actions deemed necessary by CMS to be in compliance with 42 C.F.R. Sections 489.20 and 489.24, such that its Medicare provider agreement will not be terminated for failure to so comply. Except as set forth on SCHEDULE 3.10, there is no pending, nor, to the best of the Borrower Parties' Knowledge, threatened, proceeding or investigation under the Government Programs involving the Hospital or any of the Collateral. Alliance has previously delivered to the MPT Parties true, correct and complete copies of the most recent Medicare and Medicaid certification survey reports for the Hospital, including any statements of deficiencies and plans of correction and the corrective action plans related thereto. Alliance has taken all reasonable steps to correct all such deficiencies and a description of any uncorrected deficiency is set forth on
SCHEDULE 3.10. With respect to the operation of the Hospital, except as set forth on SCHEDULE 3.10, none of the Borrower Parties nor any of their officers, directors or any of the Business Employees (as hereinafter defined), nor any Borrower Party (or Equity Constituent thereof) or, to the Borrower Parties' Knowledge, any Service Provider (i) has been excluded, suspended or debarred from, or otherwise adjudicated, deemed or determined ineligible for, participation in any Government Program, including Medicare or Medicaid, (ii) has been convicted of a criminal offense related to conduct that would trigger an exclusion from any Government Program, (iii) committed any act or omission which could result in, or form the basis of, any of the actions described in clauses (i) or (ii) of this sentence; and (v) no Medicare funds have been used to make any payment for any items or services furnished by any excluded individual. Alliance has timely filed, or caused to be timely filed, all cost reports required by third party payors, including, but not limited to, Government Programs and other insurance carriers, and, except as disclosed on
SCHEDULE 3.10 all such reports are or will be complete and accurate when filed. Except as disclosed on SCHEDULE 3.10, Alliance is, and has been, in compliance with filing requirements with respect to cost reports of the Hospital, including appropriate allocation of expenses associated with any management or consulting services provided by the Borrower Parties or any employees of the Borrower Parties, and such reports do not claim, and the Hospital has not received, payment or reimbursement in excess of the amount provided or allowed by applicable law or any applicable agreement, except where excess reimbursement may be noted on the cost report. True and correct copies of the cost reports to any and all third parties for the Hospital for the three (3) most recent fiscal years with respect to which Alliance received such cost reports have been made available to the MPT Parties. Except as disclosed on SCHEDULE 3.10, no Borrower Party has received any written notice of any dispute relating to the Hospital between any Borrower Party and any Governmental

Entity, including any fiscal intermediary or carrier, federal, state or local governmental body or entity, or the Administrator of the Center for Medicare and Medicaid Services, with respect to any Government Program cost reports or claims filed with respect to the Hospital, on or before the date of this Agreement.

SECTION 3.11. HIPAA COMPLIANCE. Each Borrower Party is in full compliance with the Standards for Privacy of Individually Identifiable Health Information and the Transaction and Code Set Standards (the "Standards") which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). SCHEDULE 3.11 includes any privacy, security or transaction and code set standards compliance plan of each Borrower Party in place or in development, and any plans, analyses or budgets relating to information systems, including but not limited to necessary purchases, upgrades or modifications to effect HIPAA compliance.

SECTION 3.12. HEALTHCARE REGULATORY MATTERS.

     (a) No Borrower Party, or, to the Borrower Parties' Knowledge, any Physician, Service Provider or other Person rendering services (including directly or indirectly referring patients) to or at, or in any way affiliated with, the Hospital (i) is a party to, or has received notice of, the commencement of any investigation or debarment proceedings or any governmental investigation or action (including any civil investigative demand or subpoena) under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (18 U.S.C. 1035), and Patient Inducement Statute and equivalent state statutes or any rule or regulation promulgated by a Governmental Entity with respect to any of the foregoing (collectively, the "Healthcare Fraud Laws") affecting any Borrower Party, the Hospital, or the Business (and no grounds for any such proceeding, investigation or action exist); and (ii) is not in full compliance with all applicable Healthcare Fraud Laws. The terms and structure of the Tenant Leases currently comply, and shall comply in all respects, with all Healthcare Fraud Laws.

     (b) Except as set forth on SCHEDULE 3.12, no Borrower Party, or, to the Borrower Parties' Knowledge, any Physician, Service Provider or other Person rendering services (including directly or indirectly referring patients) to or at, or in any way affiliated with, the Hospital, has ever been investigated, charged or implicated in any violation of any state or federal statute or regulation involving false, fraudulent or abusive practices relating to participation in state or federally sponsored reimbursement programs, including, but not limited to, false or fraudulent billing practices. No Borrower Party, or, to the Borrower Parties' Knowledge, any Physician, Service Provider or other Person rendering services (including directly or indirectly referring patients) to or at, or in any way affiliated with, the Hospital, has ever engaged in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare or Medicaid program; (iii) failing to disclose knowledge of any event affecting the initial or continued right to any benefit or payment under Medicare or Medicaid program on its own behalf or on behalf of another, with intent to secure such payment or benefit fraudulently;
(iv) knowingly and willfully soliciting, paying, or receiving any remuneration (including kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay such remuneration (A) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; (v) presenting or causing to be presented a claim for reimbursement for services that is for an item or service that was known or should have been known to be (A) not provided as claimed or (B) false or fraudulent; or (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (A) a facility in order that the facility may qualify for Governmental Entity certification or (B) information to be provided under 42 USC
Section 1320a-3.

SECTION 3.13. TAXES. Each Borrower Party has duly filed or caused to be filed all Tax Returns of such Borrower Party (taking into account valid extensions of time to file) prior to the applicable due date therefor. Such Tax Returns are accurate and complete in all material respects, and each Borrower Party has paid or caused to be paid all Taxes for the periods covered thereby, whether or not shown to be due on such Tax Returns. There are (i) no outstanding Liens for any Taxes that have been filed by any Governmental Entity against the Collateral or any other assets of any Borrower Party used in the Business (other than for ad valorem taxes not yet due and payable), and (ii) no claims being asserted with respect to any Taxes relating to any Borrower Party, the Collateral or the Business for which any MPT Party could be held liable, and there is no basis for the assertion of any such claim. No Borrower Party has made or agreed or offered to make, or revoked or agreed or offered to revoke, a Tax election with respect to or affecting the Collateral at any time during the last two (2) years. Except as set forth on SCHEDULE 3.13, no Borrower Party is a party to any tax abatement agreement relating to the Collateral. Except as disclosed with reasonable specificity on SCHEDULE 3.13, there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Collateral or any of the MPT Parties may be subject following the date hereof.

SECTION 3.14. GOOD TITLE TO COLLATERAL. Except as set forth on SCHEDULE 3.14, each Borrower Party has good, absolute and marketable title to, and unrestricted possession of, all of the Collateral (other than the Real Property, which is addressed in Section 3.15 below, Personal Property, which is addressed in
Section 3.16 below, and accounts receivable, which are addressed in Section 3.6 above), free and clear of all Liens (other than Permitted Encumbrances) and any adverse Claims of third parties, and such Borrower Party may grant the MPT Parties a first priority security interest in and to all of the Collateral. The Collateral constitutes all assets and properties necessary for the operation of the Hospital and the Business as they are currently being operated.

SECTION 3.15. TITLE AND CONDITION OF THE REAL PROPERTY.

     (a) Except as set forth on SCHEDULE 3.15, Alliance is the sole and exclusive legal and equitable owner of all right, title and interest in the Real Property.

     (b) The location, construction, occupancy, operation, use and encumbrance of the Real Property (including the Improvements) do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Entity or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Real Property, including, without limitation, any applicable zoning or subdivision ordinance or building code, flood disaster law, or health and environmental law or regulation.

     (c) With regard to the Real Property, except as set forth on SCHEDULE 3.15(C), there are no (i) encroachments onto or from adjacent properties; (ii) violations of set-back, building or side lines; (iii) encroachments onto any easements or servitudes located on such Real Property; (iv) pending or, to the Knowledge of any Borrower Party, threatened boundary line disputes; (v) portions of such Real Property located in a flood plain or in an area defined as a wetland under applicable state or federal law; (vi) cemeteries or gravesites located on the Real Property; or (vii) mine shafts under the Real Property or any other latent defects, such as sinkholes, regarding or affecting the Real Property.

     (d) The existing water, sewer, gas and electricity lines, storm sewer and other utility systems are adequate to serve the utility needs of the Real Property. All of said utilities are installed and operating, and all installation and connection charges have been paid in full.

     (e) Except as set forth on SCHEDULE 3.15(E), neither the whole nor any portion of the Real Property has been condemned, requisitioned or otherwise taken by any public authority (a "Public Taking"), and no notice of any Public Taking has been received by any Borrower Party with regard to any of the Real Property. The Borrower Parties shall immediately deliver any notice thereof to the MPT Parties. No Borrower Party has any Knowledge of any Public Taking being threatened or contemplated. No Borrower Party has any Knowledge of any public improvements which have been ordered to be made and/or which have not heretofore been assessed, and, to the Knowledge of the Borrower Parties, there are no special, general or other assessments pending or threatened against or affecting any of the Real Property.

     (f) Except as set forth on SCHEDULE 3.15(F), there are no Claims, actions, suits, proceedings or investigations pending or, to the Knowledge of any Borrower Party, threatened, against or affecting all or any portion of the Real Property.

     (g) All Existing Licenses required by all Governmental Entities having jurisdiction have been issued for the Real Property and are in full force and effect. The Improvements, as designed and constructed, comply with all statutes, restrictions, regulations and ordinances applicable thereto, including but not limited to the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973. No Borrower Party either has in its possession or has Knowledge of any studies or reports which specify or suggest the presence of any defects in the design or construction of any of the Improvements, and if any such report is obtained, Borrower Party shall deliver any such study or report to the MPT Parties.

     (h) No Borrower Party has Knowledge of any fact or condition which would result in the termination of the current access from the Real Property to any presently existing public highways and/or roads adjoining or situated on the Real Property or to sewer or other utility services to serve the Real Property.

     (i) SCHEDULE 3.15(I) attached hereto sets forth an accurate and complete list of all Tenant Leases. SCHEDULE 3.15(I) designates which of the Tenant Leases described therein are with the referral sources (as determined by any of the Healthcare Fraud Laws) of any Borrower Party or Guarantor. SCHEDULE 3.15(I) specifies the rent and security deposit, if any, for each Tenant Lease. The Borrower Parties shall provide the MPT Parties with complete, correct and current copies of all Tenant Leases. The Borrower Parties shall provide to the MPT Parties, prior to the Closing Date, Tenant Lease estoppels in form satisfactory to the MPT Parties from all Tenants under the applicable Tenant Leases. Except for the Tenant Leases and any other items listed on SCHEDULE 3.15(I), there are no purchase contracts, leases of space, options, rights of first refusal or other written or oral agreements of any kind whereby any person or entity has acquired, or has any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the Real Property or the Improvements.

     (j) Except as set forth on SCHEDULE 3.15(J), no Borrower Party has accepted the payment of rent or other sums due under any of the Tenant Leases more than one (1) month in advance. None of the Tenant Leases and none of the rents or other charges payable thereunder, if any, have been assigned, pledged or encumbered. Except as set forth on SCHEDULE 3.15(J), as of the Closing Date, no brokerage or leasing commissions or other compensations are or will be due or payable to any Person with respect to, or on account of, any Tenant Lease or any extensions or renewals thereof, if any, excepting those agreements entered into or accepted in writing by the MPT Parties.

     (k) All tenant improvements, repairs and other work and obligations, if any, required to be performed by the landlord under each of the Tenant Leases have been duly performed and paid for in full in accordance with the terms thereof. A listing of such items is shown on SCHEDULE 3.15(K).

     (l) Except as set forth on SCHEDULE 3.15(L): (i) the Tenant Leases are freely assignable by the Borrower Parties to the MPT Parties, have not been modified, amended or assigned, are legally valid, binding and enforceable against the applicable Borrower Parties (and, to the best of the Borrower Parties' Knowledge, against the other parties to such Tenant Leases) in accordance with their respective terms, and are in full force and effect; (ii) there are no monetary defaults and no material nonmonetary defaults by the applicable Borrower Party or, to the best of the Borrower Parties' Knowledge, any other party to the Tenant Leases; (iii) no Borrower Party has received written notice of any default, offset, counterclaim or defense under any of the Tenant Leases; and (iv) no condition or event has occurred which, with the passage of time or the giving of notice or both, would constitute a default or breach by any Borrower Party of the terms of any of the Tenant Leases.

     (m) Except as set forth on SCHEDULE 3.15(J), the Real Property constitutes all the land and improvements used by Alliance in connection with the operation of the Hospital, and such Real Property is adequate for the present and proposed conduct of the Business.

SECTION 3.16. CONDITION OF PERSONAL PROPERTY. SCHEDULE 3.16 sets forth a list of all equipment and other items of tangible personal property used by Alliance in the operation of the Hospital (the "Personal Property"). Except to the extent set forth on SCHEDULE 3.16, Alliance has and shall maintain good, clear and indefeasible title to and ownership of all of the Personal Property, free and clear of all Liens, and may grant the MPT Parties a first priority security interest in and to the Intangible Property and Licenses and at least a second priority security interest in and to the other Personal Property as of the date hereof. SCHEDULE 3.16 sets forth an accurate and complete list of all leases of personal property used in the operation of the Hospital (the "Personal Property Leases"). The Borrower Parties have provided the MPT Parties with complete, correct and current copies of all of the Personal Property Leases. Except as set forth on SCHEDULE 3.16: (i) Alliance may grant a first priority security interest in the Personal Property Leases to the MPT Parties, (ii) the Personal Property Leases have not been modified, amended or assigned, are legal, valid, binding and enforceable against Alliance (and, to the Borrower Parties' Knowledge, against the other parties to such Personal Property Leases) in accordance with their respective terms, and are in full force and effect; (iii) there are no monetary defaults and no material nonmonetary defaults by Alliance, to the Borrower Parties' Knowledge, any other party to the Personal Property Leases; (iv) no Borrower Party has received notice of any default, offset, counterclaim or defense under any Personal Property Lease and shall immediately deliver to the MPT Parties any notice thereof received by such Borrower Party; and (v) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by Alliance of the terms of any Personal Property Lease. Except as set forth on SCHEDULE 3.16, all personal property, whether owned by Alliance or subject to any Personal Property Lease, is in good operating condition and repair, ordinary wear and tear excepted, is located on the Real Property, and constitutes all of the personal property necessary for the operation of the Hospital and the Business as they are currently being operated.

SECTION 3.17. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
SCHEDULE 3.17:

     (a) with respect to the ownership and operation of the Real Property and the Hospital, including any operations at or from any real property currently or formerly owned, used, leased, occupied or managed by any Borrower Party, each Borrower Party is, and has at all times been, in compliance with all Environmental Laws;

     (b) no Governmental Entity or nongovernmental third party has notified any Borrower Party of any alleged violation or investigation of any suspected violation under the Environmental Laws in connection with the ownership, operation and/or leasing of the Real Property or the Hospital, including any litigation or cause of action alleging personal injury or property damage caused by exposure to, or the disposal, release or migration of, any Hazardous Materials, and any Borrower Party shall immediately deliver any notice thereof upon receipt to the MPT Parties;

     (c) with respect to the ownership, operation and/or leasing of the Real Property and the Hospital, no Borrower Party has stored, disposed of or arranged for the disposal of any Hazardous Materials, except in compliance with the Environmental Laws;

     (d) there have been no actions nor, to the Knowledge of Borrower Parties, any activities, circumstances, conditions, events or incidents, including, without limitation, the generation, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Materials on or from the Real Property or the Hospital that could form the basis of any claim under the Environmental Laws against any Borrower Party or any MPT Party;

     (e) no Borrower Party has, whether contractually or by operation of law (including any Environmental Law), assumed, or succeeded to, any liability of any direct or indirect predecessors or any other Person related or with respect to any Environmental Law;

     (f) no underground storage tanks are located at, on or under the Real Property, and the Real Property does not contain any asbestos-containing building material;

     (g) there are no conditions presently existing on, at, or emanating from the Real Property or the operation of the Hospital or the Business that may result in any liability, investigation or clean-up cost under any Environmental Law; and

     (h) no Borrower Party, nor to the Borrower Parties' Knowledge any other Person, has installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of any Hazardous Materials in, on or under the Real Property, nor has any Borrower Party caused, suffered or permitted any thereon, except in compliance with the Environmental Laws. No Borrower Party has undertaken any activity, and the Borrower Parties have no Knowledge that any other Person has undertaken any activity, on the Real Property nor has any Borrower Party caused, suffered or permitted any thereon which would cause (i) the Real Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Real Property within the ambit of, any Environmental Law, (ii) a release or threatened release of Hazardous Material from the Real Property within the meaning of, or otherwise bring the Real Property within the ambit of, any Environmental Law, (iii) the discharge of Hazardous Material into any watercourse, body of water, surface or subsurface water, or wetland which would required a permit under any Environmental Law, or (iv) the discharge into the atmosphere of any Hazardous Material which would require a permit under any Environmental Law. No activity has been undertaken by any Borrower Party with respect to the Real Property which would cause a violation or support a claim under any Environmental Law. No investigation, administrative order, litigation or settlement with respect to any Hazardous Material is in existence or, to the Borrower Parties' Knowledge, threatened with respect to the Real Property, and each Borrower Party will immediately notify the MPT Parties of any such matter. No notice has been served on any Borrower Party from any Governmental Entity claiming any violation of any Environmental Law, or requiring compliance with any Environmental Law, or demanding payment or contribution for environmental damage or injury to natural resources. No Borrower Party has obtained or is required to obtain, and no Borrower Party has any Knowledge of any reason MPT will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Real Property by reason of any Environmental Law.

SECTION 3.18. INSURANCE. SCHEDULE 3.18 sets forth a complete and accurate list and brief description of all insurance policies currently held by any Borrower Party with respect to the Real Property, the operation of the Hospital, and the professional liability, negligence, and other acts of the Physicians and the Service Providers, it being acknowledged by Alliance that such insurance coverages are, at a minimum, those required by Section 6.6 hereof. All such insurance


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

policies are in full force and effect and all premiums due thereon have been paid in full. Each Borrower Party is in compliance with the terms of such insurance policies.

SECTION 3.19. LITIGATION. Except as set forth on SCHEDULE 3.19, there is no dispute, suit, action, proceeding, inquiry or investigation (a "Claim") against or involving any of the Borrower Parties or any of their properties or rights, pending or, to the Knowledge of the Borrower Parties, threatened (including, without limitation any suit, action, proceeding or investigation pursuant to Title 11 of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law regulating employment) nor do the Borrower Parties know of any facts which might result in any such Claim. There is no Claim pending, or, to the Borrower Parties' Knowledge, threatened, against any Physician or Service Provider which could, by operation of law, through contract or otherwise, result in a Claim against any Borrower Party, and no Borrower Party has any Knowledge of any facts which could result in such a Claim. Except as set forth on SCHEDULE 3.19, there is no judgment, decree, injunction, rule or order of any Governmental Entity or any other Person (including, without limitation, any arbitral tribunal) outstanding against any Borrower Party and no Borrower Party is not in violation of any term of any judgment, decree, injunction or order outstanding against it. Furthermore, there is no Claim by or before any Governmental Entity or other Person pending or, to the Knowledge of the Borrower Parties, threatened, which questions or challenges the validity of this Agreement or any action taken or to be taken by any Borrower Party pursuant to this Agreement or in connection with the transactions contemplated hereby, nor is there any basis for any such Claim.

SECTION 3.20. CONTRACTS, OBLIGATIONS AND COMMITMENTS. SCHEDULE 3.20 sets forth a list of all contractual agreements, whether written or oral, relating to or affecting the Collateral, the Hospital, and/or the operation of the Business to which any Borrower Party is a party (such agreements, together with any hereafter entered into, the "Contracts"). The Borrower Parties have provided to the MPT Parties and shall promptly provide during the Loan Term complete and correct copies of all of the Contracts. Except as set forth on SCHEDULE 3.20,
(i) the Contracts are legally valid, binding and enforceable against the applicable Borrower Party (and, to the Borrower Parties' Knowledge, against the other parties thereto) in accordance with their respective terms and are in full force and effect; (ii) there are no defaults by any Borrower Party or, to the Borrower Parties' Knowledge, any other party to the Contracts; (iii) no Borrower Party has received notice of any default, offset, counterclaim or defense under any Contract and, if received, shall promptly deliver any such notice to the MPT Parties; and (iv) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by any Borrower Party of the terms of any Contract, nor shall any Borrower Party cause any such condition or event.

SECTION 3.21. INTANGIBLE PROPERTY. A true and complete list of the trademarks, service marks, and other intangible assets of the Borrower Parties used in the operation of the Business and the Hospital is set forth on SCHEDULE 3.21 (such items, together with any hereafter obtained, the "Intangible Property"). The Borrower Parties own or possess adequate, enforceable licenses, or other rights to use, all of the Intangible Property, and no rights thereto have been granted to others by any Borrower Party. Except as set forth on SCHEDULE 3.21, all of the Intangible Property is owned or used by the Borrower Parties and are free and clear of all assignments, licenses, restrictions, encumbrances, charges or claims for infringement, and are not subject to


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

any outstanding order, decree, judgment, stipulation or charge. Except as set forth on SCHEDULE 3.21, the Borrower Parties may grant the MPT Parties a first priority security interest in and to all of the Intangible Property. To the Borrower Parties' Knowledge, there has been no unauthorized use, disclosure, infringement or misappropriation of any of the Intangible Property by any third party. The Borrower Parties' use of the Intangible Property does not infringe upon or otherwise violate the rights of others. No one has asserted to any Borrower Party that the use of the Intangible Property by the Borrower Parties infringes upon the patents, trade secrets, trade names, trademarks, service marks, copyrights or other intellectual property rights of any other Person, and no Borrower Party has any Knowledge of any fact or circumstance which could provide the basis for any such assertion, and, if received, a Borrower Party shall promptly deliver any such notice to the MPT Parties. The Intangible Property constitutes all of the intangible properties necessary for the operation of the Hospital and the Business as they are currently being operated.

SECTION 3.22. EMPLOYEES AND EMPLOYEE RELATIONS.

     (a) SCHEDULE 3.22(A) contains a current, correct and complete list of the names and current hourly wage, monthly salary, and other compensation of all employees who are providing, or who will provide, services at the Hospital (collectively, the "Business Employees"), together with a summary (containing estimates to the extent necessary) of the individuals' existing bonuses, additional compensation, and other benefits (whether current or deferred), if any, accrued, paid, or payable to each such individual for services rendered or to be rendered through the fiscal period ending December 31, 2004. Except to the extent set forth on SCHEDULE 3.22(A), all of the Business Employees are "at will" employees. Except to the extent set forth on SCHEDULE 3.22(A), no Borrower Party is a party to any oral (express or implied) or written (i) employment agreement or (ii) agreement that contains any severance or termination pay obligations, with any Business Employee. The Borrower Parties have provided true, correct and current copies (or, if not written, accurate descriptions of the parties and terms) of such agreements to the MPT Parties.

     (b) Except to the extent set forth on SCHEDULE 3.22(B), no Business Employee is represented by any labor union, trade association, or other employee organization, no demand for recognition has been made by any labor union with respect to the Business Employees, and there is not and has not been any labor union organizing activity at the Hospital during the periods it has been operated by any Borrower Party. Except to the extent set forth on SCHEDULE 3.22(B), no Borrower Party is a party to any collective bargaining agreement or understanding with any labor union, trade association, or other employee organization with respect to any Business Employee and no such agreements are currently being proposed and/or negotiated.

     (c) Except to the extent set forth on SCHEDULE 3.22(C), there is no labor dispute, work stoppage, strike, slowdown, walkout, lockout, or any other interruption or disruption of operations at the Hospital as a result of labor disputes or disturbances with respect to the Business Employees. Further, there is no investigation, grievance, arbitration, complaint, claim or other dispute or controversy (collectively, a "Labor Proceeding") pending or, to the Borrower Parties' Knowledge, threatened between any Borrower Party and any present or former Business Employee, nor have any discharges or terminations of any former Business Employee occurred which would form the basis for any claim of discrimination against a Borrower Party, and any

Borrower Party shall promptly notify the MPT Parties upon its receipt of any of the foregoing. Except to the extent set forth on SCHEDULE 3.22(C), no Borrower Party has any Knowledge of any facts or any past, current or contemplated event that could form the basis for any such Labor Proceeding, nor has there been any such Labor Proceeding within the past twelve (12) months.

     (d) Except as set forth on SCHEDULE 3.22(D), no Borrower Party has received any notice that any vice president, director or director-level employee, or higher, of any Borrower Party or any group of Business Employees has any plans to terminate his or her employment or affiliation with any Borrower Party.

     (e) Each Borrower Party has complied with, is currently and shall remain in compliance with, and has received no notice of noncompliance with any and all applicable laws relating to the employment of labor, including, without limitation, any provisions relating to wages, hours, equal employment, occupational safety and health, workers' compensation, unemployment insurance, collective bargaining, immigration, affirmative action, and the payment and withholding of social security and other taxes. Each Borrower Party has withheld and shall withhold all amounts required by law or agreement to be withheld from the wages or salaries of the Business Employees, and no Borrower Party is liable for any arrears of any tax or penalties for failure to comply with the foregoing.

     (f) SCHEDULE 3.22(F) sets forth each Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) maintained by any Borrower Party (each a "Borrower Party Plan") and applicable to the Business Employees. The Borrower Parties are in compliance in all material respects with all applicable laws and regulations respecting such Borrower Party Plans.

SECTION 3.23. COMPLIANCE WITH LAW. Each Borrower Party (a) is in compliance in all material respects with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of the Business and its ownership and use of its assets, and no event has occurred or circumstance exists which (with notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree; and (b) has timely made or given all filings and notices required to be made by such Borrower Party with the regulatory agencies of any Governmental Entity.

SECTION 3.24. HILL-BURTON OBLIGATIONS.

     (a) Except as set forth on SCHEDULE 3.24, neither any Borrower Party nor, to the Knowledge of the Borrower Parties, any predecessor in interest of any Borrower Party has received any loans, grants or loan guarantees pursuant to the United States Hill-Burton Act (42 U.S.C. 291a, et seq.) program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Pharmacy and Resources Development Act, or the Community Mental Health Centers Act, nor shall any of them obtain therefrom any such loans, grants or loan guarantees. All of the obligations set forth on SCHEDULE 3.24, if any, have been fully satisfied. The transactions contemplated hereby will not result in any obligation of any MPT Party to repay any such loan, grant or loan guarantee or to provide uncompensated care in consideration thereof.

     (b) None of the Collateral is subject to any liability with respect to amounts received by any Borrower Party or others for the purchase or improvement of the Collateral or any part thereof under restricted or conditioned grants or donations, including monies received under the Public Health Service Act, 42 U.S.C. Section 291, et seq.

SECTION 3.25. MEDICAL STAFF MATTERS. Except as set forth on SCHEDULE 3.25, there are no pending or, to the Knowledge of the Borrower Parties, threatened investigations, appeals, challenges, disciplinary or corrective actions, or disputes involving applicants to the medical staff of the Hospital, current members of the medical staff of the Hospital, or affiliated health professionals, and the Borrower Parties shall immediately notify the MPT Parties if any of the same shall occur. Since the Balance Sheet Date, no member of the medical staff of the Hospital has resigned or been terminated therefrom and no Borrower Party has received notice that any Physician or medical staff member intends to resign from its medical staff, and the Borrower Parties shall immediately notify the MPT Parties if any of the same shall occur. The Borrower Parties have previously delivered to the MPT Parties true and correct copies of the Medical Staff Bylaws of the Hospital, the Hospital's Medical Staff Rules and Regulations, and the Hospital's Medical Staff Hearing Procedures, all as presently in effect. Except as consented to, in writing, by the MPT Parties and set forth on SCHEDULE 3.25, no Physician is a member of more than two (2) medical staff committees.

SECTION 3.26. BROKERS. No Person is or will be entitled to any brokerage, finder's, or other fee, commission, or payment in connection with, or as a result of, the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Borrower Party.

SECTION 3.27. RECORDS. True, complete and current copies of each Borrower Party's Governing Documents have been delivered to the MPT Parties prior to the execution and delivery of this Agreement. The books of account, minute books, stock record books and other records of each Borrower Party, all of which have been and shall be made available to the MPT Parties, are complete and correct. The minute books of each Borrower Party contain records of all meetings and other corporate actions of the directors and shareholders of such Borrower Party, have been and shall be delivered to the MPT Parties.

SECTION 3.28. REPRESENTATIONS COMPLETE. The representations, warranties and covenants made by the Borrower Parties in this Agreement and the statements made in, or information contained on, any Schedules or certificates furnished by any Borrower Party pursuant to this Agreement do not contain and will not contain, as of the date hereof, their respective dates, and for and during the Loan Term, any untrue statement of a material fact, nor do they omit or will they omit to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES BY THE MPT PARTIES

The MPT Parties hereby jointly and severally represent and warrant to the Borrower Parties as of the date hereof and as of the Closing Date as follows:


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

SECTION 4.1. ORGANIZATION. MPT and MPT Odessa are each a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware. MPT Odessa is qualified to do business in the State of Texas.

SECTION 4.2. AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS. Each MPT Party has the requisite power and authority to execute, deliver and carry out the terms of this Agreement, to consummate the transactions contemplated hereby, and to conduct its businesses as now being conducted. All actions required to be taken by each to authorize the execution, delivery and performance of this Agreement, all documents executed by the MPT Parties which are necessary to give effect to this Agreement, and all transactions contemplated hereby and thereby have been duly and properly taken or obtained. No other action on the part of either MPT Party is necessary to authorize the execution, delivery, and performance of this Agreement, all documents necessary to give effect to this Agreement, and all transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of the Governing Documents of either MPT Party; (ii) violate any provision of law, statute, rule or regulation to which either MPT Party is subject; (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to either MPT Party; (iv) violate or conflict with any law or regulation applicable to either MPT Party; or (v) result in the breach or termination of any provision of, or create rights of acceleration or constitute a default under, the terms of any debt or obligation to which either MPT Party is a party or by which either MPT Party is bound.

SECTION 4.3. BINDING AGREEMENT. This Agreement and all agreements to which any MPT Party will become a party hereunder is and will constitute the valid and legally binding obligations of such MPT Party, and are and will be enforceable against such MPT Party in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity.

SECTION 4.4. LITIGATION. There is no Claim pending or, to the Knowledge of the MPT Parties, threatened against or affecting any MPT Party that has or would reasonably be expected to have a material adverse effect on the ability of the MPT Parties to perform their respective obligations under this Agreement or any aspect of the transactions contemplated hereby.

SECTION 4.5. BROKERS. No Person is or will be entitled to any brokerage, finder's or other similar fee, commission or payment in connection with or as a result of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the MPT Parties.

SECTION 4.6. COMPLIANCE WITH LAW. The MPT Parties, where applicable (a) are in compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of their businesses, and their ownership and use of their assets, except where non-compliance would not prevent or impede the MPT Parties from consummating the transactions contemplated hereby or the ability of the MPT


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

Parties to perform their respective obligations under this Agreement and, to the Knowledge of the MPT Parties, no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree which would prevent or impede the MPT Parties from consummating the transactions contemplated hereby; and (b) have timely made or given all filings and notices required to be made by the MPT Parties with the regulatory agencies of any Governmental Entity, except where such failure would not prevent or impede the MPT Parties from consummating the transactions contemplated hereby.

                                    ARTICLE V
                                TITLE AND SURVEY

SECTION 5.1. SURVEY. MPT shall cause to be prepared, at Borrower Parties' expense, a current ALTA/ACSM Land Title Survey of the Real Property, prepared by a land surveyor duly licensed in the State in which the Collateral is located. The survey shall be currently dated, shall show the location on the Real Property and actual dimensions of all improvements, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, easements, roads, rights-of-way, means of ingress and egress to and from a publicly dedicated street or road, location of all utilities serving the Real Property, and encroachments, reflect any area within the Real Property that has been designated by the Federal Insurance Administration, the Army Corps of Engineers, or any other Governmental Body as being subject to special flood hazards, and shall contain a legal description of the boundaries of the Real Property by metes and bounds and the total number of acres constituting the Real Property, and shall, in general, comply with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" established and adopted by ALTA to be effective January 1, 2006. The surveyor shall certify to the MPT Parties and to the Title Company that the survey is correct and that there are no visible discrepancies, conflicts, encroachments, overlapping of improvements, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, easements, roads or rights-of-way except as are shown on the survey plat. Any and all matters shown on such survey shall be legibly identified by appropriate volume and page recording references with dates of recording noted. If MPT shall disapprove such survey for any reason in MPT's sole discretion, MPT may either (i) treat such objection as a title objection and request that it be cured, or (ii) terminate this Agreement and the parties hereto shall have no further liability or obligations hereunder, expect as otherwise expressly set forth herein. If the Borrower Parties are unable to cure any objection to the survey within ten (10) days following delivery of notice to Borrower Parties thereof, then MPT may terminate this Agreement upon written notice to the Borrower Parties.

SECTION 5.2. TITLE INSURANCE. MPT will cause to be prepared, at Borrower Parties' expense, a Title Commitment for the issuance of a Texas form Mortgagee Policy of Title Insurance in form and substance satisfactory to MPT to the extent permitted by Texas title regulations, issued by the national service office of a title insurance company acceptable to MPT and qualified to insure titles in the State of Texas (the "Title Company"), in the amount of the Loan, covering title to the Real Property at a date not earlier than the date hereof and showing good and marketable title in Alliance, subject only to the Permitted Encumbrances, and insuring that the lien created by the Mortgage in favor of MPT Odessa is a valid, subsisting, first lien on the Real Property. All of the standard exceptions within the policy to the extent permitted by Texas title regulations and the exceptions for mechanic's and materialmen's liens and the survey exception shall be deleted at the sole cost and expense of the Borrower Parties. If MPT shall disapprove any items stated in the Title Commitment or any exception documents, MPT may either (i) treat such objection as a title objection and request that it be cured, or (ii) terminate this Agreement and, upon such termination, the parties hereto shall have no further liability or obligations hereunder, except as otherwise expressly provided herein. If the Borrower Parties are unable to cure any exception or objection to title that is not a Permitted Encumbrance within ten (10) days following delivery of notice to the Borrower Parties thereof, then MPT may terminate this Agreement upon written notice to Borrower Parties.

                                   ARTICLE VI
                        COVENANTS OF THE BORROWER PARTIES

     From and after the execution and delivery of this Agreement until the expiration of the Loan Term (or as otherwise provided), the applicable party shall observe the following covenants:

SECTION 6.1. AFFIRMATIVE COVENANTS.

     (a) Payment and Performance. Each of the Borrower Parties will duly and promptly pay and perform all of such Borrower Party's liabilities and obligations to the MPT Parties in accordance with the terms and conditions of this Agreement and the other Loan Documents.

     (b) Continuation of Representations and Warranties; Schedule Updates. Each of the Borrower Parties shall cause all of the representations, warranties, and covenants made by each of the Borrower Parties in this Agreement (including, without limitation, those in Article III hereof) and the other Loan Documents (considered collectively), and each of the representations and warranties of each Borrower Party in this Agreement and the other Loan Documents (considered individually), to remain in all respects true and correct after the date hereof and during the Loan Term as if made on such dates. In the event that any such representation, warranty or covenant shall become untrue or incorrect in any material respect after the date hereof, the Borrower Parties shall immediately notify the MPT Parties and shall take such corrective action as shall be authorized, approved or directed by the MPT Parties. From the date hereof and during the Loan Term, the Borrower Parties shall immediately advise the MPT Parties in writing of any additions or changes to any Schedule to this Agreement (each, a "Schedule" and, collectively, the "Schedules") to reflect any deficiencies or inaccuracies in such Schedule relating to the Borrower Parties or to reflect circumstances or matters which occur after the date of this Agreement which, if existing prior to such date, would have been required to be described on such Schedule by the Borrower Parties; provided, however, that no additions or changes made to any Schedule by any party to correct deficiencies or inaccuracies on such Schedule shall be deemed to cure any breach or inaccuracy of a representation or warranty, covenant or agreement or to satisfy any condition unless otherwise agreed to in writing by the MPT Parties, but provided further, however, that an addition or change made to any Schedule by any of the Borrower Parties to reflect circumstances or matters which occur after the date of this Agreement shall be deemed to cure a breach or inaccuracy of a representation or warranty, covenant or agreement, but shall not be deemed to satisfy any condition unless agreed to in writing by the other party.

     (c) Certification. At any time and from time to time within ten (10) days following written request by any of the MPT Parties, Alliance will certify to the MPT Parties, in such form and substance as are reasonably acceptable to the MPT Parties, that this Agreement and the other Loan Documents are unmodified and in full force and effect (or that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth the modifications) and the dates to which the Loan has been paid. Any such certification furnished pursuant hereto may be relied upon by the MPT Parties and any prospective purchaser of or participant in the Loan.

     (d) Financial Statements. The Borrower Parties will furnish, or cause to be furnished, the following statements to the MPT Parties, which must be in such form and detail as the MPT Parties may from time to time, but not unreasonably, request:

     (i) prior to the Closing Date and within ninety (90) days after the end of each year, audited financial statements of Alliance and the Hospital, prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to the MPT Parties, which statements shall include a balance sheet and statement of income and expenses and changes in cash flow all in accordance with GAAP for the year then ended (it being agreed that the accounting firm of Condley and Company, LLP is acceptable to the MPT Parties), and

     (ii) prior to the Closing Date and within ninety (90) days after the end of each year, unaudited balance sheets of the General Partner, and

     (iii) prior to the Closing Date, current financial statements of each of the Guarantors, reasonably acceptable to the MPT Parties,

     (iv) within forty-five (45) days after the end of each calendar quarter, current financial statements of the Borrower Parties and the Hospital, certified to be true and correct by an executive officer of Alliance (provided, however, that the General Partner shall not be required to deliver an income statement in connection herewith), and

     (v) within thirty (30) days after the end of each month current operating statements of the Hospital, including, but not limited to operating statistics, certified to be true and correct by an executive officer of Alliance, and

     (vi) within ten (10) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that any license or certification, including, without limitation, the Medicare and/or Medicaid certification and/or managed care contract of the Hospital is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Hospital's license or certification, and

     (vii) with reasonable promptness, such other information respecting the financial condition and affairs of the Borrower Parties and the Guarantors as the MPT Parties may reasonably request from time to time.

     (e) No Event of Default. Upon either of the MPT Parties' request, the Borrower Parties will furnish to the MPT Parties a certificate in form reasonably acceptable to MPT certifying that no Event of Default as defined herein or in any of the Other Agreements or the Loan Documents), then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute a default.

     (f) Third Party Payor Notices. Within two (2) Business Days of receipt, the Borrower Parties shall furnish to the MPT Parties copies of all notices and demands from any third party payor, including, without limitation, Medicare and/or Medicaid, concerning overpayment which will or may result in a repayment or a refund in excess of Two Hundred Thousand Dollars ($200,000). The Borrower Parties hereby agree that, in the event of receipt of such notices or demands, the MPT Parties shall have the right, at the MPT Parties' option, to participate in the appeal of such notices and demands.

     (g) Governmental Investigations. The Borrower Parties shall furnish to the MPT Parties on a monthly basis ongoing status reports (in form and content acceptable to the MPT Parties) of any governmental investigations of either of the Borrower Parties, the Guarantors, or any of their respective Affiliates, or the Hospital, conducted by the United States Attorney, State Attorney General, the Office of the Inspector General of the Department of Health and Human Services, or any other Governmental Entity.

     (h) Deficiency Reports. The Borrower Parties shall furnish to the MPT Parties immediately upon receipt thereof copies of all notices of adverse events or deficiencies as defined by regulations or standards of the JCAHO or the equivalent of the accrediting body relied upon by Alliance in the operation of the Hospital, the Business or any parts thereof; it being acknowledge that Alliance is in the process of seeking accreditation from JCAHO as of the Closing Date.

     (i) HIPAA. The Borrower Parties shall furnish to the MPT Parties immediately upon receipt thereof copies of all notices that any of the Borrower Parties, the Guarantors, and/or the Tenants are not in compliance with the Standards which were promulgated pursuant to HIPAA.

     (j) Other Financial Information. The MPT Parties reserve the right to (A) require such other financial information from the Borrower Parties, and (B) require the Borrower Parties to provide such other financial information from the Tenants to the extent permitted under any Existing Tenant Leases and as shall be required under any New Tenant Leases, at such other times as the MPT Parties shall deem reasonably necessary, the Borrower Parties hereby agreeing to promptly provide such other financial information following any such request by any of the MPT Parties. All financial statements and information must be in such form and detail as the MPT Parties shall from time to time, but not unreasonably, request.

     (k) Access; Confidentiality.

     (i) After the date hereof until the expiration of the Loan Term, the Borrower Parties shall (i) afford the MPT Parties and their authorized representatives full and complete access to the employees, medical staff, and other agents and representatives of the

     Borrower Parties relating to the Business and the Hospital and during normal working hours to all books, records, offices and other facilities of the Borrower Parties relating to the Business and the Hospital, (ii) permit the MPT Parties to make such inspections and to make copies of such books and records as they may reasonably require and (iii) furnish the MPT Parties with such financial and operating data and other information related to the Business, the Hospital or the Borrower Parties as the MPT Parties may from time to time reasonably request following reasonable notice to the Borrower Parties by the MPT Parties. The MPT Parties and their authorized representatives shall conduct all such inspections under the supervision of personnel of the Borrower Parties in a manner that will minimize disruptions to the business and operations of the Borrower Parties and in a manner as to maintain the confidentiality of this Agreement.

     (ii) The MPT Parties and their authorized representatives (including their designated engineer, architects, surveyors and/or consultants) may, upon reasonable notice and at any time enter into and upon all or any portion of the Real Property in order to investigate and assess, as the MPT Parties deem necessary or appropriate in their sole and absolute discretion, the condition (including the structural and environmental condition) of the Collateral (including, without limitation, the Improvements). The Borrower Parties shall cooperate with the MPT Parties and their authorized representatives in conducting such investigation, shall allow, the MPT Parties and their authorized representatives full access to the Collateral, together with full permission to conduct such investigation, and shall provide to the MPT Parties and their authorized representatives all information maintained by the Borrower Parties and related to the condition of the Collateral, including the Real Property, and all plans, soil or surface or ground water tests or reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of, or in the possession of or reasonably available to the Borrower Parties or any of their engineers, consultants or agents and all other information relating to environmental matters in respect of their properties and businesses.

     (iii) As a condition to the parties furnishing one another with their respective Confidential Information, each party hereto agrees to treat the other party's Confidential Information (whether prepared by the disclosing party, its advisors or otherwise) in accordance with the provisions of this Agreement and to take or abstain from taking certain other actions herein set forth. The parties hereby agree that, except as otherwise set forth herein, the other parties' Confidential Information, and the fact that the parties are parties to this Agreement, will be kept confidential by the parties and will be used by such party solely for the purpose of fulfilling the obligations of such parties to the other parties pursuant to the Loan document; provided, however, that any Confidential Information may be disclosed to the following: (1) the parties' respective agents or representatives who need to know the Confidential Information for the purpose of evaluating or providing services in connection with the transactions contemplated in the Loan Documents (it being understood (A) that such agents and representatives shall be informed by such party of the confidential nature of the other party's Confidential Information, (B) such agents and representatives shall be directed by such party to treat the other party's Confidential Information confidentially in accordance with the terms of this Agreement and (C) such party shall be liable for any breach of confidentiality committed by such agents or representatives) and (2) the MPT Parties' prospective investors in relation to or in connection with any private placement or public offering of the MPT Parties' securities, and (3) any person or entity in which disclosure is required by federal or state securities laws.

     (iv) Except with the prior written consent of the other parties and except for the permitted disclosures described in the immediately preceding paragraph, prior to any public announcement concerning the transaction contemplated in the Loan Documents and business relationship between the MPT Parties and the Borrower Parties, neither party will, and will direct its agents and representatives not to, disclose to any person either the fact that a business relationship between the MPT Parties and the Borrower Parties has commenced. If as a result of federal or state securities laws, any party is required by law, in the reasonable opinion of such party's legal counsel, to disclose the business relationship between the MPT Parties and the Borrower Parties or any of the proposed or effective terms of such business relationship, such party shall, to the extent reasonably practical, provide prior notice thereto to the other parties, and shall consult with the other parties concerning the language, form and substance of any disclosure of the other parties' Confidential Information.

     (v) In the event that any party hereto, or such party's representatives or agents, are requested or required in a judicial, administrative or governmental proceeding to disclose any other party's Confidential Information, such party will cooperate with the other party and provide it with prompt notice of such request(s) so that the other party may seek an appropriate protective order and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, a party or its representatives or agents are nonetheless, in the opinion of such party's legal counsel, legally required to disclose the other party's Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party may disclose the other party's Confidential Information to such tribunal without liability hereunder.

     (vi) Each of the parties shall, upon request of any other party, return or destroy all of such other party's written Confidential Information and all documents, memoranda, notes and other writings whatsoever prepared by such party or its representatives or agents based on the other party's Confidential Information. Neither this letter nor the disclosure of any party's Confidential Information to the other parties grants or confers upon the other parties any license, ownership right or other right in or to such Confidential Information.

     (vii) Notwithstanding anything to the contrary contained herein, the confidentiality obligations as they relate to the transactions contemplated by this Agreement shall not apply to the purported or claimed Federal income tax treatment of the transactions (the "Tax Treatment") or to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transactions (the "Tax Structure"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the Tax Treatment or Tax Structure. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Regulations and shall be construed in a manner consistent with such purpose. The information contained herein, in the Schedules hereto or delivered to the MPT Parties or its authorized representatives pursuant hereto shall be subject to the confidentiality provisions of this Agreement until the Closing.

     (l) Regulatory and other Authorizations, Notices and Consents.

          (i) The Borrower Parties shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Entities and officials that may be or become necessary for its execution and delivery of, and the performance of their obligations pursuant to, this Agreement and each such borrower Party will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (ii) The Borrower Parties shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as MPT may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement, including, without limitation, all third party consents that are necessary or desirable in connection with the transfer of the Assumed Contracts.

     (m) Future Financing. The Borrower Parties hereby agree that, if at any time during the Loan Term, any of the Borrower Parties purchases or contemplates the purchase of a Hospital, or property to be used, for the operation of a business for the Primary Intended Use, the Borrower Parties shall notify MPT in writing ("Alliance's Notice") of such purchase or contemplated purchase, and MPT or its Affiliates shall have the first opportunity to provide financing for such purchase, expansion or renovation upon terms mutually agreeable to MPT and the Borrower Parties. MPT shall notify the Borrower Parties in writing on or before the expiration of twenty (20) business days after receipt of Alliance's Notice whether MPT is interested in providing such financing. If MPT agrees to provide the financing, the terms and conditions of such financing will be contingent upon, among other things, performance benchmarks acceptable to MPT and MPT's satisfaction and approval of other due diligence requirements.

     (n) Good Faith Efforts. The Borrower Parties shall use their good faith reasonable efforts to satisfy the conditions to the Closing of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Borrower Parties shall execute and/or deliver, or use their respective good faith reasonable efforts to cause to be executed and/or delivered, the documents contemplated to be executed and/or delivered by them at Closing.

     (o) Public Announcements. Prior to the Closing Date, the Borrower Parties agree to consult with the MPT Parties before any of the Borrower Parties or any of their respective affiliates issues any press release or makes any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue, or permit to be issued, any such press release or make, or permit to be made, any such public statement prior to such consultation.

SECTION 6.2. NEGATIVE COVENANTS.

     (a) Loan Proceeds and Distributions. None of the proceeds of the Loan or revenues of Alliance shall be distributed to any of the Equity Constituents of any of the Borrower Parties, but shall be retained by Alliance for use in the operation of the Hospital and the Business. Notwithstanding the foregoing, Alliance may make distributions to its general and limited partners of taxable net income (1) for the purpose of the payment of applicable income taxes of such partners, which such distributions shall not exceed thirty-five percent (35%) of taxable net income or (2) in all other instances, only at such time as Tangible Net Worth shall exceed Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), and provided that, after such distribution, such Tangible Net Worth shall remain in excess of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00). Additionally, and notwithstanding the foregoing restrictions, Alliance may use proceeds of the Loan and the revenues of Alliance to the limited extent necessary (1) to pay the interest payable to the holders of Class B Units, as such term is defined in, and in accordance with the terms and conditions of, the Limited Partnership Agreement), and (2) to pay the principal and interest payable on the certain loan to Alliance from the General Partner outstanding as of the date hereof, and the General Partner may use such payment to pay the principal and interests payable on those certain loans to the General Partner from National Bank of Andrews and Plains Capital Bank; provided however, that each such payment shall not exceed the lesser of (i) Eight Hundred Thirty Five Thousand Dollars ($835,000.00), and (ii) the outstanding balance of the applicable loan.

     (b) Liens. Subject to the provisions of Article XI relating to permitted contests, the Borrower Parties will not, directly or indirectly, create or allow to remain and will promptly discharge at their expense any lien, encumbrance, attachment, title retention agreement or claim upon the Collateral, not including, however, (i) this Agreement or the other Loan Documents, (ii) the Permitted Encumbrances set forth in SCHEDULE 6.2 of this Agreement, (iii) restrictions, liens and other encumbrances which are consented to in writing by the MPT Parties, or any easements granted pursuant to the provisions of Section 6.5(c) of this Agreement, (iv) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XI, and (v) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XI. Unless otherwise expressly provided herein, Alliance shall not mortgage or grant any interest or security interest in, or otherwise assign, any part of Alliance's rights and interests in this Agreement or the other

Borrower Party Instruments, the Collateral, or any Licenses or other approvals required to operate the Collateral during the Loan Term without the prior written consent of MPT, which may be withheld at MPT's sole discretion.

     (c) No Shop. Between the date hereof and the Closing Date, neither any Borrower Party nor any investment banker, attorney, accountant, representative or other Person retained by or on behalf of any Borrower Party shall, directly or indirectly, initiate contact with, respond to, solicit or encourage any inquiries, proposals or offers by, or participate in any discussions or negotiations with, enter into any agreement with, disclose any information concerning any Borrower Party or the Collateral to, afford any access to the properties, books or records of any Borrower Party to, or otherwise assist, facilitate or encourage, any Person in connection with any possible proposal regarding a sale, lease, mortgage, transfer, disposition or other transaction related to or affecting all or any portion of the Collateral (including all or any portion of the Real Property). The Borrower Parties shall notify the MPT Parties immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested.

     (d) Management Agreements. The Borrower Parties shall not engage any Management Company (provided, however, that the MPT Parties hereby acknowledge and consent to the Borrower Parties' engagement of the Current Manager) or permit, allow, approve or suffer any Tenants of the Hospital that are subject to any New Tenant Lease to engage any Management Company, without the MPT Parties' prior written consent, which consent shall not be unreasonably withheld; provided, however, the MPT Parties' rights relating to any Management Company as set forth in Article X hereof shall be at the MPT Parties' sole and absolute discretion. The Borrower Parties shall, if required by the MPT Parties, assign all of the Borrower Parties' rights under the Management Agreements to the MPT Parties and the MPT Parties shall be entitled to assign same to any third party, including any lender of any of the MPT Parties. At the request of the MPT Parties from time to time, the applicable Borrower Parties shall execute and deliver (and require the Tenants to execute and deliver, if applicable) an assignment and/or subordination agreement relating to the Management Agreements, which assignment and/or subordination agreement shall be in such form and content as reasonably acceptable to the MPT Parties and/or any lender providing financing to any of the MPT Parties or their Affiliates, shall be delivered to the MPT Parties within ten (10) days after the MPT Parties' request. The Borrower Parties agree that all Management Agreements entered into in connection with the Collateral or the Hospital shall expressly contain provisions acceptable to the MPT Parties which (i) require an assignment of the Management Agreements to the MPT Parties upon request by the MPT Parties, (ii) confirm and warrant that all sums due and payable under the Management Agreements are subordinate to the Loan Documents, (iii) grant the MPT Parties the right to terminate the Management Agreement (individually or collectively, if more than one (1)) following an Event of Default hereunder or upon a default under such applicable Management Agreement, (iv) require the Management Company to execute and deliver to the MPT Parties within ten (10) days from the MPT Parties' request an estoppel certificate, assignment and/or subordination agreement as required by the MPT Parties and/or any lender providing financing to any of the MPT Parties, in such form and content as is acceptable to the MPT Parties and/or such lender, and (v) require that all fees due and payable under any Management Agreements shall be subordinate to all monetary obligations under the Loan Documents. At the request of any of the MPT Parties from time to time, the Borrower Parties shall execute and obtain from all parties subject to such Management Agreements executed written confirmation of such assignment or subordination, which shall be delivered to the MPT Parties within ten (10) days from the MPT Parties' request.

     (e) Noncompetion. The Borrower Parties shall not modify, amend or restate the Limited Partnership Agreement without the prior written consent of the MPT Parties, which consent shall not be unreasonably withheld. The Borrower Parties shall not consent to any New Technology Activity (as such term is defined in the Limited Partnership Agreement) without the prior written consent of the MPT Parties, which consent shall not be unreasonably withheld. The Borrower Parties shall not permit any breach, and shall enforce all terms and conditions, of that certain Non-Competition Agreement, dated as of the date hereof, by and among the Borrower Parties and the Guarantors and, to the extent allowed by law, upon any such breach by Guarantors or the Borrower Parties of such Non-competition Agreement and the written request of the MPT Parties, the Borrower Parties shall assign such Non-competition Agreement to the MPT Parties or their designee. The parties hereby acknowledge that, in lieu of such assignment, the MPT Parties may enforce such Non-competition Agreement against the Borrower Parties and the Guarantors as a third party beneficiary thereof.

SECTION 6.3. FINANCIAL COVENANTS.

     (a) At all times during the Loan Term (other than when the Guaranty is in full force and effect), the Borrower Parties shall maintain an aggregate Tangible Net Worth of not less than ten percent (10%) of the original principal balance of the Loan (the "Net Worth Amount"). Within thirty (30) days after request by any of the MPT Parties during the Loan Term, the Borrower Parties shall deliver to MPT Parties unaudited balance sheets of each of the Borrower Parties confirming that the Net Worth Amount is being maintained. Such balance sheets shall be dated within thirty (30) days after the date of such request, and all such unaudited balance sheets shall be certified as true and correct by the chief financial officer (or other officer acceptable to the MPT Parties) of each of the Borrower Parties.

     (b) On or before the Closing Date, Alliance shall obtain, and shall maintain during the Loan Term a Line of Credit from a financing source acceptable to the MPT Parties, and upon terms and conditions acceptable to them in all respects, of not less than Five Million and 00/100 Dollars
($5,000,000.00), which Line of Credit shall be available to Alliance to fund normal operating and working capital needs.

     (c) On or before the Closing Date, Alliance shall have obtained, and shall maintain during the Loan Term a Letter of Credit from a financial institution acceptable to the MPT Parties, and upon terms and conditions acceptable to the MPT Parties in all respects, of not less than one year's Base Interest; provided that, at such time as the Hospital's EBITDA shall be equal to or greater than Two Hundred Fifty Percent (250%) of the amount of the Regularly Scheduled Payment of Base Interest for each calendar month during a period of three (3) consecutive years, the Letter of Credit shall be reduced to an amount equal to six (6) months' Base Interest.

SECTION 6.4. GENERAL COLLATERAL COVENANTS.

     (a) Personal Property. Alliance, at its expense, shall install, affix, assemble, place and maintain on the Real Property, the Personal Property, which Personal Property shall be subject to the security interests and liens contemplated hereby and in the Security Documents. The Borrower Parties shall not, without the prior written consent of the MPT Parties (which consent may be withheld in the event any Borrower Party or Guarantor is in default under any Loan Document) remove any of the Personal Property from the Real Property. The Borrower Parties shall provide and maintain during the entire Loan Term all such Personal Property as shall be necessary in order to operate the Hospital in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. The Borrower Parties will, at their own expense, jointly and severally, restore the Collateral and repair of all damage to the Collateral caused by the removal of Personal Property, whether effected by any of the Borrower Parties or the MPT Parties.

     (b) Condition of the Collateral. The Borrower Parties shall obtain and maintain during the entire Loan Term all approvals needed to use and operate the Collateral and the Hospital for the Primary Intended Use, as defined below, under applicable local, state and federal law, including but not limited to licensure approvals and Medicare and/or a Medicaid certifications, provider numbers, certificates of need, governmental approvals, and full accreditation from all applicable governmental authorities, if any, that are necessary for the operation of the Hospital as a fifty (50) bed general acute care hospital facility.

     (c) Primary Intended Use of Collateral. Beginning on the Closing Date and during the entire Loan Term, the Borrower Parties shall use the Collateral and the improvements thereon only as a seventy-eight (78) bed general acute care hospital facility (of which twenty-eight (28) beds are licensed to Alliance's Tenant) and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses, subject to any covenants, restrictions and easements relating to the Hospital (the "Primary Intended Use"). Alliance shall not use the Collateral or any portion thereof for any other use, nor change the number or type of beds within the Hospital, nor reconfigure or rearrange any portion of the Collateral or the Hospital without the prior written consent of the MPT Parties, which consent the Borrower Parties agree may be withheld in the MPT Parties' sole discretion. No use shall be made or permitted to be made of the Collateral and no acts shall be done which will cause the cancellation of any insurance policy covering the Collateral or any part thereof, nor shall any of the Borrower Parties sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Collateral any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. Alliance shall, at its sole cost, comply with all of the requirements, covenants and restrictions pertaining to the Collateral, including, without limitation, all of the Permitted Encumbrances, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Collateral.

     (d) Waste, Nuisance. The Borrower Parties shall not commit or suffer to be committed any waste on the Collateral, or in the Hospital, nor shall any of the Borrower Parties cause or permit any nuisance thereon.

     (e) Maintenance of Security Interests. The Borrower Parties' shall neither suffer nor permit the Collateral or any portion thereof to be used in such a manner as (i) might reasonably tend to impair their respective title thereto or to any portion thereof or the lien and security interest of any of the MPT Parties therein, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Collateral or any portion thereof.

     (f) Inspection. The Borrower Parties shall permit the MPT Parties and their authorized representatives to inspect the Collateral during usual business hours subject to any security, health, safety or confidentiality requirements of the Borrower Parties, any governmental agency, any Insurance Requirements relating to the Collateral, or imposed by law or applicable regulations.

     (g) Publicity Signs. The Borrower Parties agree that during the Loan Term, the MPT Parties and their respective Affiliates shall have the right and option to erect one or more signs on the Collateral stating that the Collateral is financed by MPT, or an Affiliate of MPT. Such sign shall be in a size, and shall be erected in a location, reasonably acceptable to the MPT Parties and approved by Alliance, which approval shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.5. REPAIRS; RESERVES; RESTRICTIONS.

     (a) Maintenance and Repair.

          (i) The Borrower Parties, at their joint and several expense, will keep the Collateral (including, without limitation, the Real Property, the Hospital, and all other Improvements) and all private roadways, sidewalks and curbs appurtenant thereto, and Borrower Parties' Personal Property in good first class order and repair (whether or not the need for such repairs occurs as a result of the Borrower Parties' use, any prior use, the elements, the age of the Collateral or any portion thereof) and, except as otherwise provided in Section 6.7 and Section 6.8, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Loan Term (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. The Borrower Parties will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Collateral or any part thereof for the Primary Intended Use. Notwithstanding anything contained herein to the contrary, the Borrower Parties shall make additions, modifications and remodeling to the Collateral from time to time which are necessary for the Primary Intended Use and which permit the the Borrower Parties to comply fully with its obligations set forth in this Agreement and the other Loan Documents, provided that any such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Collateral and will not significantly impair the revenue producing capability of the Collateral or adversely affect the ability of the Borrower Parties to comply with the provisions of this Agreement and the other Loan Documents. Such additions, modifications and remodeling shall, without payment by any of the MPT Parties at any time, be included under the terms of this Agreement and the other Loan Documents and shall be subject to the Security Documents. The Borrower Parties shall notify the MPT Parties of any and all Capital Additions, repairs, improvements, additions, modifications, and remodeling made to the Collateral in excess of Twenty Five Thousand and 00/100 Dollars ($25,000.00) and obtain consent from the MPT Parties prior to making such repairs, improvements, additions, modifications and remodeling.

          (ii) The Borrower Parties hereby acknowledge that the MPT Parties shall not under any circumstances be required to build or rebuild any improvements on the Collateral, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Collateral, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Agreement or any other Loan Document, or to maintain the Collateral in any way.

          (iii) The Borrower Parties hereby acknowledge that nothing contained in this Agreement or any other Loan Document, and no action or inaction by any of the MPT Parties, shall be construed as (i) constituting the consent or request of the MPT Parties, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Collateral or any part thereof, or (ii) giving any of the Borrower Parties any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against any of the MPT Parties in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of any of the MPT Parties in the Collateral or any portion thereof.

          (iv) In the event of any conveyance of the Collateral to the MPT Parties pursuant to this Agreement or any other Loan Document (including, without limitation, pursuant to Article X hereof), the Borrower Parties will vacate and surrender the Collateral to the MPT Parties in the condition in which the Collateral was originally mortgaged to the MPT Parties, except as improved, repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement and except for ordinary wear and tear (subject to the obligation of Borrower Parties to maintain the Collateral in good order and repair during the entire Loan
     Term), damage caused by the gross negligence or willful acts of the MPT Parties and damage or destruction described in Section 6.7 or resulting from a Taking described in Section 6.8 which the Borrower Parties are not required by the terms of this Agreement to repair or restore.

     (b) Reserves for Extraordinary Repairs. Commencing on the Closing Date, the Borrower Parties shall make advance quarterly deposits to a reserve account (the "Reserve") to be held by MPT; provided, however, that the first such deposit shall be prorated based upon a Three Hundred Sixty (360) day year. Subject to the immediately preceding sentence, each deposit to be made quarterly thereafter through and including December 31, 2006, shall be equal to the sum of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per bed per annum. For the period commencing on the Closing Date and ending on December 31, 2006, the number of beds shall be assumed to be fifty (50). Beginning on January 1, 2007, and on each January 1 thereafter, the number of beds shall be determined by the actual number of beds placed in service or certified to be available for use in the Hospital, which shall not be reduced without the prior written consent of the MPT Parties. The account to which such payments are made shall require the signature of an officer of Alliance and MPT to make withdrawals. Beginning on January 1, 2007, and on each January 1 thereafter during the entire Loan Term, such payment into the Reserve shall be increased by three and one-half percent (3.5%) per annum. Notwithstanding anything contained herein to the contrary, the Borrower Parties shall pay into the Reserve any amounts needed in excess of such required payments as provided herein. The amounts in the Reserve, including interest, shall be used to pay for Extraordinary Repairs on the Hospital, or, in the event the Borrower Parties fail to make any required non-Extraordinary Repairs, the MPT Parties may use funds in the Reserve for that purpose as well, without the necessity of obtaining the signature of an officer of Alliance. The Borrower Parties shall replenish amounts drawn from the Reserve at the rate of one-twelfth (1/12th) of the total amount withdrawn per month, until completely replenished. The Borrower Parties hereby grant to the MPT Parties a security interest in all monies deposited into the Reserve and the Borrower Parties shall, within fifteen (15) days from the Closing Date, execute all documents necessary for the MPT Parties to perfect their security interest in the Reserve. If either of the MPT Parties, in its reasonable discretion, determines at any time that the balance then remaining in the Reserve account is insufficient to pay in full for the present and future anticipated Extraordinary Repairs on the Hospital, the Borrower Parties will deposit additional sums into the account from time to time, upon the written request of the MPT Parties, in amounts equal to the difference between the then balance in the Reserve account and the cost to complete the present and future Extraordinary Repairs so that at all times there is an adequate amount in the Reserve account to pay for such items on a going forward basis. So long as no Event of Default has occurred, and no event has occurred which with the giving of notice or the passage of time or both would constitute an Event of Default hereunder, any amounts remaining in the Reserve, after the payment of and the reimbursement for the Extraordinary Repairs on the Hospital, at the expiration of the Loan Term shall be returned to Alliance. The Borrower Parties consent to the MPT Parties' pledge of the Reserve to any lender to the MPT Parties or their affiliates, subject to MPT Parties' obligation to return any remaining amounts in the Reserve to Alliance Lessee pursuant to this Section.

     (c) Encroachments; Restrictions. If any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Land, or shall violate the agreements or conditions contained in any federal, state or local law, restrictive covenant or other agreement affecting the Collateral, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Collateral is subject, then promptly upon the request of any of MPT, the Borrower Parties shall, at their joint and several expense, subject to their right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment or (b) make such changes in the Improvements, and take such other actions, as MPT in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Hospital without such violation, encroachment or impairment. Any such alteration shall be made in conformity with the applicable requirements of this Agreement. The Borrower Parties' obligations under this Section shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Alliance shall be entitled to a credit for any sums paid by Alliance and recovered by MPT under any such policy of title or other insurance.

SECTION 6.6. INSURANCE COVENANTS.

     (a) General Insurance Requirements. During the Loan Term, the Borrower Parties shall at all times keep the Collateral and all property located in or on the Collateral, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, the Borrower Parties shall obtain and maintain in effect throughout the Loan Term, the kinds and amounts of insurance deemed necessary by the MPT Parties and as described below. At the MPT Parties' option and provided that the costs of such coverages collectively do not exceed the costs of such insurance obtained by the Borrower Parties, the MPT Parties may obtain the insurance coverages as required herein and, in such event, the Borrower Parties, jointly and severally, shall reimburse the MPT Parties for the costs of such coverages immediately upon request by either of the MPT Parties. This insurance shall be written by insurance companies (i) acceptable to the MPT Parties, (ii) that are rated at least an "A, VIII" or better by Best's Insurance Guide and Key Ratings and a claim payment rating by Standard & Poor's Corporation of A or better (except as otherwise set forth in SCHEDULE 6.6(A) hereof), and (iii) authorized, licensed and qualified to do insurance business in the state in which the Collateral is located. The aggregate amount of coverage by a single company must not exceed five percent (5%) of the insurance company's policyholders' surplus. The policies must name the MPT Parties (and any other entities as MPT may deem necessary) as an additional insured and losses shall be payable to the MPT Parties and/or Alliance as provided in
Section 6.7. Each insurance policy required hereunder must (i) provide primary insurance without right of contribution from any other insurance carried by the MPT Parties, (ii) contain an express waiver by the insurer of any right of subrogation, setoff or counterclaim against any insured party thereunder including the MPT Parties, (iii) permit the MPT Parties to pay premiums at the MPT Parties' discretion, and (iv) as respects any third party liability claim brought against any one or more of the MPT Parties, obligate the insurer to defend the MPT Parties as an additional insured thereunder. In addition, the policies shall name the MPT Parties as an additional insured by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of the MPT Parties. Evidence of insurance and/or Impositions shall be deposited with the MPT Parties. The policies on the Collateral, including the Improvements, the Fixtures and Personal Property, shall insure against the following risks:

     (i) All Risks or Special Form Property insurance against loss or damage to the building and improvements, including, but not limited to, perils, fire, lightning, windstorm, water, hail, aircraft, riot, vehicle collision, explosion, smoke, vandalism, malicious mischief, flood, earth movement (including earthquake), theft, collapse, boiler and machinery, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a Full Replacement Cost (as herein defined) value basis to the extent of the full replacement value of the Collateral, to be determined by MPT. The policy shall include coverage for subsidence. The deductible amount thereunder shall be borne by Alliance in the event of a loss and the deductible must not exceed, per occurrence, an amount equal to three percent (3%) of the value of the Collateral, to be determined by MPT. Further, in the event of a loss, Alliance shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and Alliance further agrees that it will notify the MPT Parties of any loss in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) or greater and that no claim at or in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be settled without the prior written consent of MPT the Parties, which consent shall not be unreasonably withheld or delayed.

     (ii) Flood and earthquake insurance shall be required at a minimum amount equal to twenty percent (20%) of the value of the Collateral (as determined by MPT) up to a Ten Million and 00/100 Dollar ($10,000,000.00) limit unless the Real Property is located in an earthquake or flood zone, in which event such insurance shall be required at a minimum amount equal to the Full Replacement Cost value of the Hospital, subject to no more than a Twenty-Five Thousand Dollars ($25,000) per occurrence deductible and such policy shall include coverage for subsidence. The deductible for any insurance required hereunder must not exceed, per occurrence, an amount equal to three percent (3%) of the value of the Collateral, as determined by MPT. Notwithstanding any provision to the contrary in any Loan Document, the parties hereby acknowledge that the Borrower Parties shall have a commercially reasonable period of time following the Closing to obtain the flood insurance required by this subsection.

     (iii) Insurance against loss of earnings in an amount sufficient to cover not less than twelve (12) months' lost earnings and payment of Obligations, and written on an :actual loss sustained" form, for the same perils and other events as described in Section 6.6(a)(i) hereof.

     (iv) Worker's compensation insurance covering all employees in amounts that are customary for Alliance's industry.

     (v) Commercial General Liability in a primary amount of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence, bodily injury for injury or death of any one person and for Property Damage for damage to or loss of property of others, subject to a Two Million and 00/100 Dollars ($2,000,000.00) annual aggregate policy limit for all bodily injury and property damage claims, occurring on or about the Collateral or in any way related to the Collateral, including but not limited to, any swimming pools or other rehabilitation and recreational facilities or areas that are located on the Collateral otherwise related to the Collateral. Such policy shall include coverages found on the current ISO Commercial General Liability Policy form.

     (vi) For so long as the Borrower Parties do not own any automobile or other vehicle, automobile and vehicle liability insurance coverage for all non-owned, leased or hired automobiles and vehicles in a primary limit amount of Two Hundred Fifty Thousand and NO/100 Dollars ($250,000.00) per occurrence for bodily injury and property damage; provided, however, that if at any time during the Loan Term, either Borrower Party owns an automobile or other vehicle, the Borrower Parties shall maintain automobile and vehicle liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of One Million and 00/100 Dollars ($1,000,000.00) per occurrence for bodily injury and property damage.

     (vii) Umbrella liability insurance in the minimum amount of Ten Million and 00/100 Dollars ($10,000,000.00) for each occurrence and aggregate combined single limit for all liability. The umbrella liability policy shall specifically name in its underlying schedule the policies of commercial general liability, professional liability, garage keepers liability, automobile/vehicle liability and employer's liability under the workers compensation policy. Notwithstanding any provision to the contrary in any Loan Document, the parties hereby acknowledge that the Borrower Parties shall have a commercially reasonable period of time following the Closing to obtain the umbrella liability insurance required by this subsection.

     (viii) Professional liability insurance for the Borrower Parties and all employed professionals (including any Physician) of the Borrower Parties in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) per individual claim and Three Million and 00/100 Dollars ($3,000,000.00) annual aggregate. All contractors, agents and other persons (including Physicians) who perform professional services for the Borrower Parties shall met the required minimum insurance requirements of One Million and 00/100 Dollars ($1,000,000.00) per individual claim and Three Million and 00/100 Dollars ($3,000,000.00) annual aggregate.

     The term "Full Replacement Cost" as used herein, shall mean the actual replacement cost thereof from time to time, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either the MPT Party or Alliance believes that the Full Replacement Cost has increased or decreased at any time during the Loan Term, it shall have the right to have such Full Replacement Cost re-determined by the fire insurance company which is then providing the largest amount of fire insurance carried on the Collateral, hereinafter referred to as the "impartial appraiser". The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Alliance shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article, as the case may be, to the amount so determined by the impartial appraiser. The Borrower Parties, jointly and severally, shall pay the fee, if any, of the impartial appraiser.

     (b) Waiver of Subrogation. All insurance policies to be obtained by Alliance as required hereunder, including, without limitation, insurance policies covering the Collateral, the Fixtures, the Hospital, and/or Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer


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

against MPT. Alliance shall obtain insurance policies which will include such a waiver clause or endorsement regardless of whether same is obtainable without extra cost, and in the event of such an extra charge Alliance shall pay the same.

     (c) Form of Insurance. All of the policies of insurance referred to in this Section shall be written in form satisfactory to the MPT Parties and by insurance companies satisfactory to the MPT Parties. The Borrower Parties, jointly and severally, shall pay all of the premiums therefor, and shall deliver such original policies, or, in the case of a blanket policy, a copy of the original policy certified in writing, by a duly authorized agent for the insurance company, as a "true and certified" copy of the policy, to the MPT Parties effective with the Closing Date and furnished annually thereafter (and, with respect to any renewal policy, at least fifteen (15) days prior to the expiration of the existing policy) and, in the event of the failure of Alliance either to obtain such insurance in the names herein called for or to pay the premiums therefor or to deliver such policies or certified copies of such policies (if allowed hereunder) to the MPT Parties at the times required, MPT shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to the MPT Parties upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of this Agreement. Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to the MPT Parties, that it will give to the MPT Parties sixty (60) days' prior written notice (at the MPT Parties' notice address as specified in this Agreement ("MPT's Notice Address")) before the policy or policies in question shall be altered, allowed to expire, or canceled. The parties hereto agree that all insurance policies, endorsements and certificates which provide that the insurer will "endeavor to" give notice before same may be altered, allowed to expire or canceled will not be acceptable to the MPT Parties. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by Alliance hereunder shall provide (i) that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until the MPT Parties have received not less than sixty (60) days' prior written notice at MPT's Notice Address, and (ii) that in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten (10) days' prior written notice to the MPT Parties at MPT's Notice Address.

     (d) Increase in Limits. In the event that either of the MPT Parties shall at any time in its reasonable discretion deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties. Nothing herein shall be constructed to permit the amount of insurance to be reduced below the amount or amounts required by any of the Borrower Party Instruments.

     (e) Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Alliance's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Alliance, provided that:

     (i) Any such blanket policy or policies are acceptable to and have been approved by the MPT Parties;

     (ii) Any such blanket policy or policies shall not be changed, altered or modified without the prior written consent of the MPT Parties; and

     (iii) Any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Section 6.6 (including the requirement of thirty (30) days' written notice before the expiration or cancellation of such policies as required by subsection (d) hereof) and shall provide for deductibles in amounts acceptable to the MPT Parties.

     (f) No Separate Insurance. None of the Borrower Parties shall, on its own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, the Borrower Parties, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases the MPT Parties, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Agreement. The Borrower Parties shall immediately notify the MPT Parties of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

SECTION 6.7. FIRE AND CASUALTY.

     (a) Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Collateral, or any portion thereof, during the Loan Term and insured under any policy of insurance required by Section 6.6 of this Agreement shall be paid to MPT and held by MPT in trust (subject to the provisions of Section 6.7(d) hereof), and shall be applied as follows:

     (i) If, within sixty (60) days after the event causing any such loss or damage to the Collateral, neither the Borrower Parties nor the Guarantors are in monetary or payment default of any kind, and no event has occurred which with the giving of notice or the passage of time, or both, would constitute such a default, under this Agreement or the other Borrower Party Instruments, and the Borrower Parties advise the MPT Parties in writing that, in the Borrower Parties' reasonable opinion, the Collateral can be reconstructed, repaired, restored and/or replaced within one (1) year after such event to substantially the same operating utility that it had prior to such event and in a condition suitable for its Primary Intended Use, then at the Borrower Parties' request and following delivery of invoices or other appropriate documentation to the MPT Parties, the proceeds shall be paid out by MPT to the Borrower Parties from time to time to be used, to the extent necessary, to pay for the costs and expenses of reconstructing, repairing, restoring and/or replacing any damaged portion of the Collateral or remedying any loss thereof.

     (ii) If, within sixty (60) days after the event causing any such loss or damage to the Collateral, either the Borrower Parties or the Guarantors are in monetary or payment default of any kind, any event has occurred which with the giving of notice or the passage of time, or both, would constitute such a default under this Agreement, or the other Borrower Party Instruments, or the Borrower Parties fail to notify the MPT Parties that, in the Borrower Parties' reasonable opinion, the Collateral can be reconstructed, repaired, restored and/or replaced within one (1) year after such event to substantially the same operating utility that it had prior to such event and to a condition suitable for its Primary Intended Use, then such proceeds, at the MPT Parties' sole discretion, shall be either (A) retained by the MPT Parties and applied toward prepayment of the Loan Obligations, in any order, whether or not then due, in which case an Event of Default shall be deemed to have occurred and the Borrower Parties, jointly and severally, shall pay to the MPT Parties on demand the amount of any deductible or uninsured loss arising in connection therewith and any unpaid Loan Obligations, or (B) to the Borrower Parties by the MPT Parties from time to time following delivery of invoices or other appropriate documentation to the MPT Parties, to be used, to the extent necessary, to pay for the costs and expenses of reconstructing, repairing, restoring and/or replacing any damaged portion of the Collateral or remedying any loss thereof, in which case the Borrower Parties shall use such proceeds to cause the Collateral to reconstructed, repaired, restored and/or replaced to substantially the same operating utility that the Collateral had prior to such event and to the reasonable satisfaction of the MPT Parties.

     (iii) Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Collateral (or in the event neither the MPT Parties nor the Borrower Parties are required or elect to reconstruct, repair, restore or replace, all such insurance proceeds) shall be retained by MPT free and clear upon the earlier of any completion of any such reconstruction, repair, restoration or replacement or any parties election not to reconstruct, repair, restore or replace, as applicable, except as otherwise specifically provided below in this Section, and shall be applied toward prepayment of the Loan Obligations, in any order, whether or not then due.

     (iv) If the cost and expense of the reconstruction, repair, restoration, or replacement exceeds the amount of proceeds received by the MPT Parties pursuant hereto from the insurance required under Section 6.6, and the Borrower Parties are obligated hereunder to reconstruct, repair, restore or replace the Collateral, the Borrower Parties shall be obligated, jointly and severally, to contribute any excess amount needed to reconstruct, repair, restore or replace the Collateral prior to use of the insurance proceeds. Such amount shall be paid by the Borrower Parties to MPT to be held in trust together with any other insurance proceeds for application to the cost and expense of reconstruction, repair, restoration, or replacement as herein provided.

     (b) Uninsured Event of Damage or Destruction. Except as provided in Section 6.7(d) below, if during the Loan Term, the Collateral is totally or partially destroyed from a risk not covered by the insurance described in Section 6.6 but that would have been covered if the Borrower Parties carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which the Collateral is located, then, whether or not such damage or destruction renders the Collateral Unsuitable for its Primary Intended Use, the Borrower Parties shall, at their sole, joint and several cost and expense, reconstruct, repair, restore or replace the Collateral to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Agreement.

     (c) Restoration. If the Borrower Parties are required or elect to restore the Collateral as provided in Section 6.7(a) or Section 6.7(b), the Borrower Parties shall also restore all alterations and improvements made by the Borrower Parties and all Personal Property.

     (d) Damage Near End of Loan Term. Notwithstanding any provisions of Section 6.7(a) or Section 6.7(b) to the contrary, if damage to or destruction of the Collateral occurs during the last twenty-four (24) months of the Loan Term, and if such damage or destruction cannot be fully repaired and restored within six
(6) months immediately following the date of loss, an Event of Default shall be deemed to have occurred under this Agreement, and the MPT Parties shall be entitled to retain the insurance proceeds relating thereto and apply the same toward prepayment of the Loan Obligations, in any order, whether or not then due, in which case the Borrower Parties, jointly and severally, shall pay to the MPT Parties on demand the amount of any deductible or uninsured loss arising in connection therewith and any unpaid Loan Obligations.

     (e) Waiver. The Borrower Parties hereby waive any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Collateral.

SECTION 6.8. CONDEMNATION.

     (a) Parties' Rights and Obligations. If during the Loan Term there is any Taking of all or any part of the Collateral or any interest in this Agreement by Condemnation, the rights and obligations of the parties shall be determined by this Article.

     (b) Total Taking. If there is a Taking of all of the Collateral by Condemnation (a "Total Taking"), the provisions of Section 6.8(d) hereof shall apply.

     (c) Partial Taking. If there is a Taking of a portion of the Collateral by Condemnation (a "Partial Taking"), this Agreement shall remain in effect if, in the MPT Parties' reasonable opinion exercised in good faith, the Collateral is not thereby rendered Unsuitable for its Primary Intended Use. If, however, the Collateral is thereby rendered Unsuitable for its Primary Intended Use, so long as neither of the Borrower Parties nor the Guarantors are in monetary or payment default of any kind, and no other event has occurred which, with the giving of notice or the passage of time or both, would constitute such a default under the terms of this Agreement or the other Borrower Party Instruments, the Borrower Parties shall have the option to repair, restore, or relocate the Collateral, at their own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking within one (1) year of the date of such Partial Taking. In the event that the Borrower Parties do not exercise such option, this Agreement shall be deemed to terminate on the Date of Taking.

     (d) Award. In the event there is any Taking, the Award shall be paid to MPT and held by MPT in trust, and shall be applied as follows

          (i) In the event there is a Total Taking or there is a Partial Taking and the Borrower Parties do not exercise their option to repair, restore or relocate the Collateral, the Award shall be paid to the MPT Parties and applied toward prepayment of the Loan Obligations, in any order, whether or not then due, and any unpaid Loan Obligations shall be due and payable to the MPT Parties immediately.

          (ii) In the event there is a Partial Taking and the Borrower Parties exercise their option to repair, restore or relocate the Collateral, the Award shall be paid to the Borrower Parties upon the MPT Parties receipt of invoices or other appropriate documentation regarding the costs and expenses for any such repair, restoration or relocation.

     (e) Restoration. If there is a partial Taking of the Collateral and this Agreement remains in full force and effect pursuant to Section 6.8(c), the Borrower Parties shall accomplish all necessary repair, restoration or relocation within one (1) year of the date of the Taking.

     (f) Temporary Taking. The Taking of the Collateral, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Agreement shall remain in full force and effect and the Loan Obligations shall remain payable as provided in this Agreement and the other Loan Documents.

SECTION 6.9. OPERATIONAL COVENANTS.

     (a) Conduct of Business by the Borrower Parties. The Borrower Parties covenant and agree that, unless the MPT Parties shall otherwise agree in writing, the Borrower Parties shall conduct their businesses only in, and the Borrower Parties shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with all applicable laws and regulations, and that the Borrower Parties shall use reasonable best efforts to preserve substantially intact the business organization of each Borrower Party, to keep available the services of their current officers, employees and consultants and to preserve the present relationships of each Borrower Party with patients, suppliers and other persons with which each Borrower Parties have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or set forth on SCHEDULE 6.9(A), no Borrower Party shall, during the Loan Term, directly or indirectly do, or propose to do, any of the following without the prior written consent of the MPT Parties:

          (i) amend, repeal or otherwise change in any way its Governing Documents;

          (ii) make or revoke any Tax election related to or affecting (whether currently, prospectively or otherwise) the Collateral;

          (iii) fail to perform its obligations in all respects under agreements relating to or respecting its assets, properties and rights;

          (iv) reduce the coverage of, fail to timely renew or pay the premiums on or cancel any insurance policy;

          (v) cause to lapse or fail to renew any license and certification necessary to conduct its business;

          (vi) fail to timely make all applicable filings with Governmental Entities;

          (vii) create, assume or, other than those presently in existence, permit to exist any Lien upon any of the Collateral;

          (viii) purchase, sell, assign, lease or otherwise acquire, transfer or dispose of any material assets, except in the ordinary course of business and consistent with its past practice;

          (ix) enter into or agree to enter into any agreement or arrangements granting any rights to purchase any of its assets, properties or rights, except for purchases of inventory in the ordinary course of business and consistent with its past practice;

          (x) engage in any business other than the Business;

          (xi) terminate or modify any contract, lease or other agreement to which it is a party (excluding expiration or satisfaction in accordance with the terms of such contract or agreement);

          (xii) waive any right of substantial value other than in exchange for reasonable consideration; or

          (xiii) take, agree or offer, in writing or otherwise, to take, any of the actions described in Section 6.9(a)(i) through (xii) above, or any action which would make any of the representations or warranties of any Borrower Party contained in this Agreement untrue, incorrect or incomplete or prevent any Borrower Party from performing or cause any Borrower Party not to perform its covenants hereunder or in the other Loan Documents.

     (b) Cooperation. Subject to compliance with applicable law, (a) the Borrower Parties shall confer on a regular and frequent basis with one or more representatives of the MPT Parties to report operational matters that are material and the general status of ongoing operations and (b) each of the MPT Parties and the Borrower Parties shall promptly provide the other or their counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     (c) Compliance with Requirements. The Borrower Parties, at their joint and several expense, will promptly (i) comply with all Legal Requirements and Insurance Requirements in respect of the operation of the Business and the use, operation, maintenance, repair and restoration of the Collateral, whether or not compliance therewith shall require structural change in any of the Improvements or interfere with the use and enjoyment of the Collateral or operation of the Hospital, and (ii) procure, maintain and comply with all licenses, certificates of need, Medicare and Medicaid provider agreements, accreditations and other authorizations required for the conduct of the Business and any use of the Collateral then being made, and for the proper erection, installation, operation and maintenance of the Collateral or any part thereof. Upon


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MPT's request, the Borrower Parties shall deliver copies of all such licenses, certificates of need, agreements and other authorizations. The Borrower Parties, jointly and severally, hereby agree to indemnify and defend, at the Borrower Parties' sole cost and expense, and hold the MPT Parties, their respective successors and assigns, harmless from and against, and to reimburse the MPT Parties and their respective successors and assigns, with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of the MPT Parties, or their respective successors and assigns, at any time and from time to time by reason or arising out of any breach by the Borrower Parties of any of the provisions of this Section. The Borrower Parties covenant and agree that the Collateral shall not be used for any unlawful purpose. The Borrower Parties shall use their best efforts to have tenants acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Collateral and all equipment and machinery used in or in connection with the Collateral in its customary manner for the Primary Intended Use and any other use conducted on the Collateral as may be permitted from time to time hereunder. The Borrower Parties further covenant and agree that their use of the Collateral, the use of all equipment and machinery used in connection with the Collateral, and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state and federal laws, ordinances, rules and regulations.

     (d) Licenses.

          (i) The Borrower Parties shall maintain, at all times during the Loan Term, all Existing Licenses which may be necessary or useful in the operation of the Hospital or the Business, shall obtain all New Licenses which may be necessary in the operation of the Hospital or the Business, and shall qualify and comply with all applicable laws as they may from time to time exist, including those applicable to certification and participation as a provider under Medicare and Medicaid legislation and regulations.

          (ii) The Borrower Parties shall not, without the prior written consent of the MPT Parties, which may be granted or withheld in their sole discretion, effect or attempt to effect any change in the license category or status of the Hospital or any part thereof. Under no circumstances shall the Borrower Parties have the right to transfer any of the Licenses to any location other than the Hospital or to any other person or entity (except to the MPT Parties as contemplated herein), whether before, during, or after the Loan Term. To the extent that any of the Borrower Parties has or will extend to any third party any right, title, or claim of right whatsoever in and to the Licenses or the right to operate the Hospital, all such right, title, or claim of right shall automatically revert to the MPT Parties or to the MPT Parties' designee upon the occurrence of a Event of Default, to the extent permitted by law.

          (iii) It is an integral condition of this Agreement that the Borrower Parties covenant and agree not to sell, move, modify, cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any other manner encumber any License or any governmental or regulatory approval, consent or authorization of any kind to operate the Hospital or the Business.


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          (iv) The Borrower Parties shall immediately (within two (2) Business
     Days) notify the MPT Parties in writing of any notice, action, or other proceeding or inquiry of any governmental agency, bureau, or other authority, whether federal, state or local, of any kind, nature or description, which could adversely affect any License or Medicare and/or Medicaid-certification status, or accreditation status, of the Hospital, or the ability of Alliance to maintain its status as the licensed and accredited operator of the Hospital, or which alleges noncompliance with any law. The Borrower Parties shall immediately (within two (2) Business
     Days) upon any of the Borrower Parties' receipt, furnish the MPT Parties with a copy of any and all such notices and the MPT Parties shall have the right, but not the obligation, to attend and/or participate, in the MPT Parties' sole and absolute discretion, in any such actions or proceedings. The Borrower Parties shall act diligently to correct any deficiency or deal effectively with any "adverse action" or other proceeding, inquiry, or other governmental action, so as to maintain the licensure and Medicare and/or Medicaid-certification status stated herein in good standing at all times. The Borrower Parties shall not agree to any settlement or other action with respect to such proceedings or inquiry which affects the use of the Collateral or any portion thereof as provided herein without the prior written consent of the MPT Parties, which consent shall not be unreasonably withheld or delayed.

     (e) Compliance with Healthcare Laws. The Borrower Parties hereby covenant and agree that on and after the date hereof and during the Loan Term: (i) Alliance shall be validly licensed, Medicare and/or Medicaid certified, and, if required, accredited to operate the Hospital in accordance with the applicable rules and regulations of the State of Texas and those of all applicable federal governmental authorities and accrediting bodies, including, but not limited to, DHHS, DHS, THHSC and CMS; and/or (ii) Alliance shall be, certified by and the holder of valid provider agreements with, Medicare or Medicaid, which certifications and provider agreements shall be issued by THHSC and CMS and Alliance shall remain so certified and shall remain such a holder in connection with its Primary Intended Use of the Collateral as a licensed general acute care hospital; (iii) Alliance shall be in substantial compliance with and shall remain in substantial compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Hospital, including, without limitation, compliance under HIPAA; (iv) Alliance shall operate the Hospital in a manner consistent with high quality acute care services and sound reimbursement principles under the Medicare and/or Medicaid programs and as required under state and federal law; and (v) the Borrower Parties shall not abandon, terminate, vacate, or fail to renew any License which is required for the lawful and proper operation of the Hospital or in any way commit any act which will or may cause any such License to be revoked by any Governmental Entity having jurisdiction thereof. The Borrower Parties agree to promptly notify the MPT Parties in writing of receipt of any notice of investigation of any alleged Healthcare Fraud violations.

SECTION 6.10. HAZARDOUS MATERIALS AND ENVIRONMENTAL LAWS.

     (a) Hazardous Materials. Except for Hazardous Materials generated in the normal course of business regarding the Primary Intended Use (which Hazardous Materials shall be handled and disposed of in compliance with all Environmental
Laws), no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Collateral. No activity shall be


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undertaken on the Collateral which would cause (i) the Collateral to become a treatment, storage or disposal facility of hazardous waste, infectious waste, or biomedical or medical waste within the meaning of, or otherwise bring the Collateral within the ambit of, RCRA or any Environmental Laws, (ii) releases or threatened releases of Hazardous Materials from the Collateral within the meaning of, or otherwise bring the Collateral within the ambit of, CERCLA or SARA or any Environmental Laws, or (iii) the discharge of Hazardous Materials into any watercourse, surface or subsurface body of water, or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Environmental Laws. No activity shall be undertaken with respect to the Collateral or the operation of the Business which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Environmental Laws. No investigation, administrative order, litigation or settlement with respect to any Hazardous Material is, to Alliance's Knowledge, threatened or in existence with respect to the Collateral. No notice has been served on Alliance from any entity, governmental body or individual claiming any violation of any Environmental Laws, or requiring compliance with any Environmental Laws, or demanding payment or contribution for environmental damage or injury to natural resources. Alliance has not obtained and Alliance has no knowledge of any reason Alliance will be required to obtain any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Collateral by reason of any Environmental Laws. Alliance hereby agrees to indemnify and defend, at its sole cost and expense, and hold MPT, its successors and assigns, harmless from and against and to reimburse MPT with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by MPT at any time and from time to time by reason or arising out of any breach or violation of any Environmental Laws. Alliance shall, at its sole cost, expense, risk and liability, remove or cause to be removed from the Collateral all Hazardous Materials generated in connection with the Primary Intended Use and as found in hospital and healthcare facilities, including, without limitation, all infectious waste materials, syringes, needles and any materials contaminated with bodily fluids of any type, character or description of whatsoever nature in accordance with all Environmental Laws. Alliance shall not dispose of any such infectious waste and Hazardous Materials in any receptacles used for the disposal of normal refuse.

     (b) Environmental Laws. Alliance agrees to add to all of its third party agreements relating to the Collateral, including, without limitation, all Tenant Leases, that in the event it is determined that such Tenant Lease is in violation of the Environmental Laws, such Tenant Lease shall be renegotiated so that same are in compliance with all Environmental Laws. Alliance agrees promptly to notify MPT in writing of receipt of any notice of investigation of any alleged Environmental Law violations. Alliance hereby agrees to indemnify and defend, at Alliance's sole cost and expense, and hold the MPT Indemnified Parties harmless from and against and to reimburse the MPT Indemnified Parties with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by the MPT Indemnified Parties, at any time and from time to time by reason or arising out of any breach by Alliance of any of the provisions set forth in this Section.

SECTION 6.11. IMPOSITIONS.


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     (a) Additional Charges. Each of the Borrwer Parties shall also pay and discharge as and when due and payable (a) all other amounts, liabilities, obligations and Impositions which such Borrower Party assumes or agrees to pay under the Loan Documents, and all other amounts, liabilities, obligations and Impositions related to the ownership, use, possession and operation of the Collateral or the Business, including, without limitation, all costs of owning and operating the Hospital, all Real Estate Taxes, insurance premiums, maintenance and capital improvements, all licensure violations, violations of and defaults under any of the Permitted Encumbrances, civil monetary penalties and fines, and (b) in the event of any failure on the part of the Borrower Parties to pay any of those items referred to in clause (a) above, the Borrower Parties, jointly and severally, will also promptly pay and reimburse the MPT Parties for all such amounts paid by the MPT Parties and promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and the MPT Parties shall have all legal, equitable and contractual rights, powers and remedies provided in the Loan Documents, by statute or otherwise, in the case of non-payment of the Additional Charges, as in the case of the other Loan Obligations. If any installment of Additional Charges shall not be paid within five (5) Business Days after its due date, the Borrower Parties, jointly and severally, will pay to the MPT Parties on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Default Rate (or at the maximum rate permitted by law, whichever is less) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that the Borrower Parties pay any Additional Charges to the MPT Parties pursuant to any requirement of the Loan Documents, the Borrower Parties shall be relieved of their obligation to pay such Additional Charges to the entity to which they would otherwise be due. At any time during the Loan Term, the MPT Parties may require the Borrower Parties to pay to the MPT Parties the MPT Parties' estimates of Real Estate Taxes and insurance premiums and the Borrower Parties, jointly and severally, shall pay to the MPT Parties, upon written request from any of the MPT Parties, such amounts as and when required by the MPT Parties. All sums paid into escrow or deposits shall not bear interest and may be commingled with the MPT Parties' books, accounts and funds; however, upon an Event of Default, the escrowed funds or deposits may be applied by the MPT Parties to all sums owed by the Borrower Parties or the Guarantors to the MPT Parties.

     (b) Payment of Impositions. Subject to Article XI relating to permitted contests, the Borrower Parties, jointly and severally, will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or assessing authorities unless, in the case of escrows and deposits required to be paid to the MPT Parties as provided in this Agreement, and the Borrower Parties will promptly, upon request, furnish to the MPT Parties copies of official receipts or other satisfactory proof evidencing such payments. The Borrower Parties' obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Collateral or any part thereof. If any such Imposition may, at the option of the MPT Parties, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the Borrower Parties may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Loan Term (subject to the Borrower Parties' right of contest pursuant to the provisions of Article XI; and subject to the requirement to pay the full amount of escrows and deposits as required under this Agreement) as the same respectively become due and before any


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fine, penalty, premium, further interest or cost may be added thereto. The
Borrower Parties, at their sole, joint and several expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other Tax Returns and reports in respect of any Imposition as may be required by Governmental Entities. If any refund shall be due from any taxing authority in respect of any Imposition paid by the Borrower Parties, the same shall be paid over to or retained by the Borrower Parties if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by the MPT Parties due to an Event of Default shall be applied as provided in Article X. The MPT Parties and the Borrower Parties shall, upon request of the other, provide such data as is maintained by the parties to whom the request is made with respect to the Collateral as may be necessary to prepare any required returns and reports. In the event Governmental Entities classify any property covered by this Agreement as personal property, the Borrower Parties shall file all Tax Returns relating to such personal property in such jurisdictions where they may legally so file. The Borrower Parties, to the extent they possess the same, will provide to the MPT Parties, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. The Borrower Parties may, upon giving notice to the MPT Parties, at the Borrower Parties' option and at the Borrower Parties' sole cost and expense, protest, appeal, or institute such other proceedings as the Borrower Parties may deem appropriate to effect a reduction of real estate or personal property assessments and the MPT Parties, at the Borrower Parties' expense as aforesaid, shall fully cooperate with the Borrower Parties in such protest, appeal, or other action.

     (c) Utility Charges. Alliance will contract for, in its own name, and will pay or cause to be paid when due all charges for electricity, power, gas, oil, water and other utilities used in connection with the Collateral during the Loan Term, including, without limitation, all impact and tap fees necessary for the operation of the Hospital.

SECTION 6.12. ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION.

     (a) Assignment and Subletting. The Borrower Parties shall not lease any portion of the Collateral or permit, approve, accept or suffer same, without the MPT Parties' prior written consent, which consent shall not be unreasonably withheld, provided that such lease shall comply with the provisions of this Section, and an original counterpart of each such lease, in form and substance satisfactory to the MPT Parties, shall be delivered promptly to the MPT Parties. Notwithstanding anything contained herein to the contrary, the MPT Parties and the Borrower Parties acknowledge the existence of the Tenant Leases set forth on
SCHEDULE 6.12(a) hereof ("Existing Tenant Leases"). Any modifications, amendments and restatements of the Existing Tenant Leases must be approved by MPT in accordance with this Section.

     (b) Lease Limitations. In addition to the limitations as set forth in subsection (a) above, all leases contemplated by this Section shall comply with the Healthcare Fraud Laws. The Borrower Parties agree that all Tenant Leases entered into after the date hereof ("New Tenant Leases") and submitted for approval of the MPT Parties as provided herein must include provisions to the effect that (i) such New Tenant Lease is subject and subordinate to all of the terms and provisions of the Security Documents and the other Loan Documents,
(ii) from and after an Event of Default, Tenant will, at MPT's option, attorn to the MPT Parties and waive any right the Tenant may have to terminate the New Tenant Lease or to surrender possession thereunder, as a result thereof, (iii) at MPT's option, the New Tenant Lease may be terminated or


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left in place by the MPT Parties from and after an Event of Default, (iv) the obligations and performance of the Tenant must be guaranteed by guarantors acceptable to the MPT Parties, (v) Tenant shall from time to time upon request of the Borrower Parties or the MPT Parties furnish within ten (10) days from request an estoppel certificate in form and content acceptable to the MPT Parties relating to the New Tenant Lease, (vi) in the event the Tenant receives a written notice from the MPT Parties or their assignees, if any, stating that an Event of Default has occurred, the Tenant shall thereafter be obligated to pay all rentals accruing under said New Tenant Lease directly to the party giving such notice, or as such party may direct and such Tenant shall be entitled to conclusively rely on such notice, (vii) and that such New Tenant Lease shall at all times be subject to the obligations and requirements as set forth in this Section, and (viii) Tenant shall provide to the MPT Parties upon written request such officer's certificates and financial statements as the MPT Parties may request from time to time.

     (c) Lease Subordination and Non-Disturbance. Within ten (10) days after request by the MPT Parties, the Borrower Parties shall cause any Tenants to execute and deliver to the MPT Parties a subordination agreement relating to the Tenant Leases of such Tenants, which subordination agreements shall be in form and content acceptable to the MPT Parties whereby each Tenant subordinates its Tenant Lease and all of its rights and estate thereunder to the Loan Documents and agrees with the MPT Parties that such Tenant will attorn to and recognize the MPT Parties or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Loan Document, as successor owner of the Real Property, subject to all of the terms and provisions of the Tenant Lease, provided that, among other things, such Tenant is not in default in its obligations under such Tenant Lease beyond any applicable grace period provided therefor.

SECTION 6.13. SPECIAL PURPOSE ENTITY. Alliance shall remain at all times during the Loan Term a Special Purpose Entity created and to remain in good standing for the sole purpose of leasing and operating the Hospital in accordance with the terms of this Agreement. Promptly following any request by the MPT Parties during the Loan Term, Alliance shall provide MPT evidence that Alliance is a Special Purpose Entity and is in good standing in the state of its organization and in the state in which the Collateral is located.

SECTION 6.14. ORGANIZATIONAL DOCUMENTS. During the Loan Term, the Borrower Parties shall not permit or suffer, without the prior written consent of the MPT Parties (i) any material amendment or modification of their respective Organizational Documents (as defined below), or the organizational documents of any constituent entity of the Borrower Parties, which changes Alliance's status as a Special Purpose Entity, (ii) any dissolution or termination of the existence of either Borrower Party, (iii) the aggregate ownership of the current partners of Alliance or the current shareholders of the General Partner to be reduced below fifty-one percent (51%), (iv) any addition, replacement or removal of any general partner of Alliance, or (v) any change in the state of formation or incorporation or the name of any of the Borrower Parties. Simultaneously with the execution of this Agreement, Alliance has delivered to the MPT Parties true and complete copies of its certificate of limited partnership and limited partnership agreement creating Alliance, and all other documents creating and governing Alliance and the General Partner has delivered to the MPT Parties true and complete copies of its articles of incorporation and bylaws creating the General Partner, and all other documents creating and governing the General Partner (collectively, the "Organizational Documents").


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                                   ARTICLE VII
                               CLOSING CONDITIONS

SECTION 7.1. CONDITIONS TO THE OBLIGATIONS OF THE BORROWER PARTIES. The obligations of the Borrower Parties to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the Borrower Parties:

(a) All of the representations and warranties of the MPT Parties set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date.

(b) The MPT Parties shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by them prior to, or as of, the Closing.

(c) The MPT Parties shall have executed, where applicable, and delivered to the Borrower Parties the documents referenced in Section 8.3 hereof.

SECTION 7.2. CONDITIONS TO THE OBLIGATIONS OF THE MPT PARTIES. The obligations of the MPT Parties to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the MPT Parties:

(a) All of the representations and warranties of Borrower Parties set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date.

(b) The Borrower Parties shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by them prior to, or as of, the Closing.

(c) No Borrower Party shall have suffered any change, event or circumstance which has had, or could have, a Material Adverse Effect.

(d) The MPT Parties shall have satisfactorily completed their due diligence investigations of the Hospital, the Real Property, the Business and the Borrower Parties and shall be satisfied with the results of such investigations (including, without limitation, any MPT directed audit of Medicare and/or Medicaid cost reports of the Borrower Parties for any period and any other Medicare, Medicaid and/or DHS survey and/or audit of the Hospital or the Business, any investigations involving the lawsuit of Michael E. Hildebrand, M.D. vs. Alliance Medical Group, Alliance Hospital, Ltd; and SRI-SAI Enterprises, Inc. filed in the District Court of Ector County, Texas D-117, 769, and any other medical fraud investigations).

(e) All necessary approvals, consents, estoppel certificates, and the like of Governmental Entities and third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained.


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(f) No portion of the Collateral shall have been damaged or destroyed by fire or casualty.

(g) No condemnation, eminent domain or similar proceedings shall have been commenced or threatened with respect to any portion of the Collateral.

(h) The MPT Parties shall have received copies of all permits, licenses and other approvals of Governmental Entities required for the operation of the Collateral for their intended uses and written evidence satisfactory to the MPT Parties that the operation and use of the Hospital are in accordance with all applicable governmental requirements.

(i) The MPT Parties shall have received evidence that the Borrower Parties are maintaining insurance on the Collateral and that the MPT Parties are named as additional insureds and, where applicable, loss payees.

(j) The Borrower Parties shall have executed where applicable, and delivered to the MPT Parties the documents referenced in Section 8.2 hereof.

(k) There shall not have been instituted by any creditor of any of the Borrower Parties, any Governmental Entity or any other third party, any suit, action or proceeding which would affect the Collateral or seek to restrain, enjoin or invalidate the transactions contemplated by this Agreement.

(l) The Appraisal shall have been delivered and shall reflect an Appraised Value that equals or exceeds the amount of the Loan.

                                  ARTICLE VIII
                                     CLOSING

SECTION 8.1. CLOSING DATE. The closing of the Loan pursuant hereto (the "Closing") shall be handled through deliveries by mail into escrow on December 21, 2005, or on such other date (the "Closing Date") and such other place as the parties hereto shall mutually agree.

SECTION 8.2. BORROWER PARTIES' CLOSING DATE DELIVERABLES. On the Closing Date, the Borrower Parties shall deliver to the MPT Parties the documents, certificates, fees, and other instruments described below, each of which shall be executed and delivered, as applicable, by the Borrower Parties, and shall be reasonably satisfactory to the MPT Parties in form and substance.

     (a) The Note;

     (b) The Mortgage;

     (c) The Security Agreement;

     (d) The Financing Statements;

     (e) The Pledge Agreement;


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     (f) The Guaranty;

     (g) The Letter of Credit;

     (h) The Environmental Indemnity Agreement;

     (i) The Assignment of Leases and Rents;

     (j) The Subordination of Management Agreement;

     (k) The Subordination Agreement;

     (l) The Collateral Assignment;

     (m) The Noncompete Agreement;

     (n) An Appraisal dated the most recent practical date prior to the date hereof indicating that the Appraised Value equals or exceeds the amount of the Loan;

     (o) The Commitment Fee;

     (p) Certificates dated the Closing Date signed by each of the Borrower Parties to the effect that all of the representations and warranties of each Borrower Party contained in the Agreement (considered collectively) and each of these representations and warranties (considered individually) remain in all respects true and correct as of the Closing Date as if made on such date and that such Borrower Party has performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by such Borrower Party on or prior to Closing;

     (q) A certified copy of the resolutions or consents of the governing body of each Borrower Party dated as of the date hereof and authorizing such Borrower Party's execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

     (r) Certificates of existence and good standing of each Borrower Party from the secretary of state of such Borrower Party's state of incorporation or organization, dated the most recent practical date prior to the Closing Date;

     (s) Certificates of good standing and foreign qualification of each Borrower Party from the secretary of state of the State of Texas dated the most recent practical date prior to the Closing Date;

     (t) The Title Policy in form and substance satisfactory to the MPT Parties;

     (u) The Survey dated not more than sixty (60) days prior to the Closing Date hereof in form and substance satisfactory to the MPT Parties;


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     (v) A Phase I Environmental Site Assessment Report dated the most recent practical date prior to the Closing Date in form and substance satisfactory to the MPT Parties (and a Phase II if recommended by the Phase I Report);

     (w) Property condition reports for the Real Property, dated the most recent practical date prior to the Closing Date and in form and substance satisfactory to the MPT Parties;

     (x) A Zoning Compliance Letter/Certificate dated the most recent practical date prior to the Closing Date hereof in form and substance satisfactory to the MPT Parties;

     (y) Tenant Estoppel Certificates in form and substance satisfactory to the MPT Parties;

     (z) An owner's affidavit in form and substance satisfactory to the MPT Parties;

     (aa) The Search Reports dated the most recent practical date prior to the Closing Date in form and substance satisfactory to the MPT Parties;

     (bb) The legal opinion of Hollmann, Lyon, Patterson & Durell, Inc. as counsel for the Borrower Parties and the Guarantors, substantially in the form attached hereto as EXHIBIT L;

     (cc) Copies of all insurance policies required pursuant to Section 6.6 of this Agreement;

     (dd) All necessary approvals, consents, estoppel certificates and the like of third parties or Governmental Entities to the validity and effectiveness of the transactions contemplated hereby; and

Such other instruments and documents as the MPT Parties reasonably deem necessary to effect the transactions contemplated hereby.

SECTION 8.3. MPT PARTIES' CLOSING DATE DELIVERABLES. On the Closing Date, the MPT Parties shall take the following actions and deliver to the Borrower Parties the documents listed below.

(a) Payment of the Loan proceeds to Alliance, subject to deduction for the Expense Reserve;

(b) A certified copy of the resolutions of the governing body of each Borrower Party dated as of the date hereof authorizing the execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

(c) Certificates of existence and good standing of each Borrower Party from the Delaware Secretary of State of the State of Delaware, dated the most recent practical date prior to the Closing Date;

(d) Certificates of good standing and foreign qualification of MPT Odessa from the secretary of state of the State of Texas, dated the most recent practical date prior to the Closing Date;

(e) The Mortgage;


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(f) The Security Agreement

(g) The Assignment of Leases and Rents;

(h) The Subordination of Management Agreement;

(i) The Subordination Agreement;

(j) The Collateral Assignment;

(k) The Pledge Agreement;

(l) The Noncompete Agreement;

(m) An Opinion of Baker Donelson, Bearman, Caldwell & Berkowitz, P.C., as counsel for the MPT Parties substantially in the form attached as EXHIBIT M; and

(n) At the Closing, each MPT Party shall have furnished to the Borrower Parties a certificate dated the Closing Date signed by such MPT Party to the effect that all of the representations and warranties of such MPT Party contained in the Agreement (considered collectively) and each of these representations and warranties (considered individually) remain in all respects true and correct as of the Closing Date as if made on such date and that such MPT Party has performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by such MPT Party on or prior to Closing.

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1. TERMINATION. Notwithstanding anything to the contrary in this Agreement, the remaining obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to Closing:
(i) by mutual written consent of the parties; (ii) by the Borrower Parties if the conditions set forth in Section 7.1 shall not have been satisfied on or before December 31, 2005; or (iii) by the MPT Parties if the conditions set forth in Section 7.2 shall not have been satisfied on or before December 31, 2005.

SECTION 9.2. NOTICE AND EFFECT. In the event of the termination of this Agreement pursuant to this Article, the party terminating this Agreement shall give prompt written notice thereof to the parties, and the transactions contemplated hereby shall be abandoned, without further action by any party. Each filing, application and other submission relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the person to whom it was made. The confidentiality provisions set forth in Section 6.1(k) of this Agreement and the Confidentiality Agreement shall survive any termination of this Agreement. Notwithstanding any statement contained in this Agreement to the contrary, termination of this Agreement shall not relieve any party from liability for any breach or violation of this Agreement that arose prior to such termination.


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                                    ARTICLE X
                                     DEFAULT

SECTION 10.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (individually, an "Event of Default") shall constitute Events of Default or defaults hereunder:

     (a) a default or event of default by any of the Borrower Parties or the Guarantors shall occur under any of the other Loan Documents (including, without limitation, any of the Security Documents) or Other Agreements that is not cured within the applicable cure period as provided therein, or

     (b) if the Borrower Parties shall fail to make payment of any monetary sum due and payable by the Borrower Parties under this Agreement, the Note, or any other Loan Document when the same becomes due and payable, or

     (c) if any of the Borrower Parties shall fail to observe or perform any other term, covenant or condition of this Agreement or any other Loan Document and such failure is not cured by the Borrower Parties within a period of thirty
(30) days after receipt by the applicable Borrower Party of written notice thereof from the MPT Parties (provided, however, in no event shall the MPT Parties be required to give more than one (1) written notice per calendar year for a non-monetary default), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if the Borrower Parties proceed promptly and with due diligence to cure the failure and diligently complete the curing thereof within sixty (60) days after receipt by the applicable Borrower Party of the MPT Parties' notice of default, or

     (d) if any of the Borrower Parties shall:

          (i) admit in writing its inability to pay its debts generally as they become due,

          (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

          (iii) make an assignment for the benefit of its creditors,

          (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

          (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof,

     (e) if the Borrower Parties' Licenses or participation or certification in Medicare, Medicaid or other governmental payor programs is terminated, or

     (f) if any Borrower Party admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of any of the Borrower


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Parties' properties is made for the benefit of creditors; or a receiver or trustee is appointed for any of the Borrower Parties' or their respective properties; or the interest of any of the Borrower Parties under this Agreement or any other Loan Document is levied on under execution or other legal process; or any petition is filed by or against any of the Borrower Parties to declare such Borrower Party bankrupt or to delay, reduce or modify such Borrower Party's capital structure if such Borrower Party be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against such Borrower Party shall constitute a breach of this Agreement if such Borrower Party shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing), or

     (g) the abandonment or vacation of the Collateral by the Borrower Party that owns such Collateral as of the date hereof (such Borrower Party's absence from the Collateral for thirty (30) consecutive days shall constitute abandonment), or Alliance fails to continuously operate the Hospital in accordance with the terms of this Agreement, or

     (h) if any of the Borrower Parties shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of such Borrower Party, a receiver of such Borrower Party or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of such Borrower Party under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof, or

     (i) if any Borrower Party shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of such Borrower Party into, or a sale of substantially all of such Borrower Party's assets to, another corporation, provided that if the survivor of such merger or the purchaser of such assets shall assume all of such Borrower Party's obligations under this Agreement by a written instrument, in form and substance reasonably satisfactory to the MPT Parties, accompanied by an opinion of counsel, reasonably satisfactory to the MPT parties and addressed to the MPT Parties stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and provided, further, that if, immediately after giving effect to any such merger, consolidation or sale, such Borrower Party or such other corporation (if not a Borrower Party) surviving the same, together with the other Borrower Parties, shall have a Consolidated Net Worth not less than the Consolidated Net Worth of the Borrower Parties immediately prior to such merger, consolidation or sale, all as to be set forth in an certification by an authorized officer of such Borrower Party delivered to the MPT Parties within thirty (30) days of such merger, consolidation or sale, an Event of Default shall not be deemed to have occurred, or

     (j) if the estate or interest of any of the Borrower Parties or the Guarantors in the Collateral or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by the Borrower Parties of written notice thereof from the


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MPT Parties (unless such Borrower Party or Guarantor shall be contesting such lien or attachment in good faith in accordance with Article XI hereof), or

     (k) if, except as a result of damage, destruction or a partial or complete Condemnation, any the Borrower Parties voluntarily cease operations on the Collateral for a period in excess of ninety (90) days, or

     (l) if any of the representations or warranties made by any of the Borrower Parties herein or in the certificates delivered in connection therewith are or become untrue in any material respect, and which is not cured within ten (10) days after notice from the MPT Parties, or

     (m) a default shall occur under the Guaranty that is not cured within the applicable cure period as provided therein, or

     (n) if Alliance defaults under the Tenant Leases or fails or refuses to enforce the terms and conditions of the Tenant Leases, any such default by Alliance or the Tenant is not cured within the applicable cure period as provided therein, or

     (o) if a payment default occurs under any other material debt instrument of the Borrower Parties or any material nonpayment default occurs any such debt instrument, including, without limitation, a default under the Line of Credit, and such default is not cured within the applicable cure periods provided therefore, or

     (p) if the Borrower Parties shall fail to pay any insurance premiums in accordance with Section 6.6(c) hereof; or

     (q) if, beginning on January 1, 2006, the Hospital's EBITDA (based on the trailing twelve (12) months) shall fall below One Hundred Fifty Percent (150%) of Base Interest, as determined on a quarterly basis, and, beginning on January 1, 2007, the Hospital's EBITDA (based on the trailing twelve (12) months) shall fall below One Hundred Seventy-Five Percent (175%) of Base Interest, as determined on a quarterly basis, or

     (r) if the aggregate Tangible Net Worth of the Borrower Parties shall fall below Ten Percent (10%) of the original principal balance of the Loan (however, violation of this provision shall not constitute an event of default so long as the Guaranty shall remain in full force and effect), or

     (s) if the Hospital's census shall decline by more than Twenty Percent (20%), measured cumulatively, for two (2) consecutive quarters, or

     (t) if fifty Percent (50%) or more of the Hospital's total revenues shall be generated by three or fewer Physicians, or

     (u) if either the General Partner or any or Physician who represents more than Ten Percent (10%) of the Hospital's total revenue shall be convicted on a charge of fraud that is in any way related to medicine or the practice of medicine.


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SECTION 10.2. REMEDIES. Upon the occurrence of an Event of Default hereunder, any MPT Party shall be entitled, at the option of such MPT Party and in its sole and absolute discretion, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Agreement or the other Loan Documents (including, without limitation, the Security Documents), without notice or demand, except as hereinafter provided:

     (a) In addition to other rights and remedies the MPT Parties may have in this Agreement and at law and in equity, if an Event of Default occurs under this Agreement, the MPT Parties may declare all amounts (including, without limitation, all Loan Obligations), if any not otherwise immediately due under this Agreement to be, and all such amounts shall thereupon become, due and payable to the MPT Parties, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower Parties, anything in this Agreement or the other Loan Documents notwithstanding.

     (b) In addition to other rights and remedies the MPT Parties may have in this Agreement and at law and in equity, if an Event of Default occurs under this Agreement and the MPT Parties foreclose on, take possession of, or exercise voting rights with respect to, any of the Collateral, including, without limitation, the General Partner's interest in Alliance pursuant to the Pledge Agreement or any other Loan Document, to the extent permitted by law, the MPT Parties shall have the sole, complete, unilateral, absolute and unfettered right to cause all Licenses to be reissued in MPT's name or in the name of MPT's designee upon application therefor to the appropriate authority, if required, and to further have the right to have any and all provider and/or third party payor agreements as a provider in the Medicare and/or Medicaid and other federal healthcare programs issued in MPT's name or in the name of MPT's designee. For reasonable periods of time following the MPT Parties notice to the Borrower Parties after the occurrence of an Event of Default, the Borrower Parties shall use their best efforts, without additional consideration to the Borrower Parties, to facilitate an orderly transfer of the operation and occupancy of the Hospital to the MPT Parties or any new owner, manager, or operator selected by the MPT Parties, it being understood and agreed that such cooperation shall include, without limitation, (i) the Borrower Parties' transfer and assignment, if and to the extent permitted by law, to MPT, MPT's nominee or MPT's new owner, manager or operator of any and all Licenses, (ii) the Borrower Parties' use of best efforts to maintain, to the maximum extent allowed by applicable law, the effectiveness of any and all such Licenses until such time as any new Licenses necessary for any new owner, manager or operator to operate the Hospital have been issued, and (iii) the taking of such other actions as are required by applicable law or as are reasonably requested by the MPT Parties. The Borrower Parties agree to sign, acknowledge, provide and deliver to the MPT Parties (and if the Borrower Parties fail to do so upon request of the MPT Parties, the Borrower Parties hereby irrevocably appoint MPT as agent of the Borrower Parties for such express purposes) any and all documents, instruments or other writings which are or may become necessary, proper and/or advisable to cause any and all hospital licenses required for the Primary Intended Use, Medicare and Medicaid provider agreements, and/or state or federal Title XVIII and/or Title XIX provider agreements to be obtained (either in total or individually) in the name of MPT or the name of MPT's designee in the event that the MPT Parties reasonably determine in good faith that (irrespective of any claim, dispute, or other contention or challenge of the Borrower Parties) there is any breach, default or other lapse in any representation, warranty, covenant, or other delegation of duty to any of the Borrower Parties


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(beyond any applicable grace or cure period) and the issuing government agency has threatened or asserted that such license or provider agreement will terminate or has lapsed or that any of the Borrower Parties' license or certification or accreditation status, as applicable, is in jeopardy. This power is coupled with the security interest and lien of MPT in and to the Hospital and all incidental rights attendant to any and all of the foregoing rights.

     (c) In addition to other rights and remedies the MPT Parties may have in this Agreement and at law and in equity, if an Event of Default occurs under this Agreement, the MPT Parties may exercise all rights and remedies set forth in Section 6.11 regarding escrowed or deposited funds.

     (d) In addition to the above remedies and to all other legal rights and remedies, if an Event of Default occurs under this Agreement, the MPT Parties, at their option, exercise all rights and remedies set forth in Section 6.2(a) hereof and, upon five (5) days' written notice to the MPT Parties, may require the Borrower Parties to terminate the engagement of the Management Company then managing the Hospital and replace such Management Company with manager chosen by the MPT Parties (or, if there is no Management Company managing the facility at that time, the MPT Parties may require the Borrower Parties to engage a Management Company acceptable to the MPT Parties and enter into a contract with such Management Company upon terms and conditions acceptable to the MPT Parties), and the MPT Parties may, at their option, proceed with all other remedies the MPT Parties deem necessary, including, without limitation, pursuing all other customary remedies available at law and in equity.

     (e) In addition to the above remedies and to all other legal rights and remedies, if an Event of Default occurs under this Agreement, the MPT Parties, at their option, may cause the Borrower Parties to sell, assign, transfer and convey any or all of the Collateral (including the Real Property) to the MPT Parties or any designee of the MPT Parties (the "Purchaser"), without judicial proceedings of any kind, on or before the sixtieth (60th) day following the date of the occurrence of such Event of Default. The purchase price for such Collateral shall be equal to Forty Million and No/100 Dollars ($40,000,000.00). Upon and after the Borrower Parties receipt of written notice of such determination by the MPT Parties, the Borrower Parties agree to consent to such transaction and take all actions necessary to orderly transfer the operations and occupancy of the Collateral (including the Real Property) to the Purchaser, including, without limitation, cooperating with respect (i) to the transfer of the Licenses, provider numbers and Other Agreements to the Purchaser, (ii) the operation of the Hospital by any such Purchaser or its designee, and (iii) the continuation of the relationships of any Physicians, Service Providers, or any other employees, agents or contractors with the Hospital. If the Borrower Parties fail to take such actions upon request of the MPT Parties, the Borrower Parties hereby irrevocably appoint MPT, as agent of the Borrower Parties for such express purposes. In the event of such transaction, the proceeds thereof shall be applied, first, towards payment of any reasonable costs or expenses of the MPT Parties incurred in connection with exercising this remedy and, second, towards the outstanding Loan Obligations under the Note or any of the other Loan Documents. Promptly following such payment, the MPT Parties shall cancel the Note and the then unexpired Loan Term shall terminate and become absolutely void as of such payment, and the Agreement, and well as the right, title, and interest of the Borrower Parties hereunder shall, except as to the rights and remedies of the MPT Parties upon termination as provided herein, terminate and become void in the same manner and with the same force and effect as if the date of such


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payment were the date originally specified for the expiration of the Loan Term.
The balance of the proceeds from such transaction shall belong to the Borrower Parties and, unless otherwise agreed by the Borrower Parties and Purchaser, shall be paid to the Borrower Parties at the closing of the transaction contemplated herein.

     (f) In addition to the above remedies and to all other legal rights and remedies, in the Event of Default hereunder by any of the Borrower Parties, the MPT Parties, at their option, may (i) institute and prosecute proceedings in any court of competent jurisdiction to pursue any remedies available in law or in equity, including, without limitation, the recovery of damages, the enforcement of specific performance or to obtain an injunction, or (ii) pursue any and all rights or remedies available to any MPT Party under any Loan Document. No such termination and/or subsequent election by any MPT Party hereunder shall in any way limit, qualify or otherwise affect the obligations of the Borrower Parties with respect to the Loan Obligations of their indemnification obligations hereunder.

SECTION 10.3. CUMULATIVE. The remedies of any MPT Party in this Agreement or in any other Loan Document, or at law or in equity, shall be cumulative and concurrent with the remedies of such MPT Party and any other MPT Party, and may be pursued singly, successively or together in such MPT Party's discretion. Notwithstanding any statement contained in this Agreement to the contrary, termination of this Agreement shall not relieve any Borrower Party from liability for any breach or violation of this Agreement that arose prior to such termination.

SECTION 10.4. WAIVER. If this Agreement is terminated pursuant to this Article, the Borrower Parties waive, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

SECTION 10.5. COOPERATION. In the event there are legal limitations on any of the remedies set forth in this Article X, the Borrower Parties hereby covenant and agree that, at the MPT Parties' request, the Borrower Parties will take all actions necessary to orderly transfer the operations and occupancy of the Collateral (including the Real Property and the Hospital) to the MPT Parties or any designee of the MPT Parties, including cooperating with respect to the transfer of Licenses, provider numbers and other agreements.

SECTION 10.6. APPLICATION OF FUNDS. Any payments otherwise payable to the Borrower Parties which are received by the MPT Parties under any of the provisions of this Agreement during the existence or continuance of any Event of Default shall be applied to the Borrower Parties' obligations in the order which the MPT Parties may reasonably determine or as may be prescribed by the laws of the state in which the Hospital is located.

SECTION 10.7. NOTICES BY THE MPT PARTIES. The provisions of this Article concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise the Borrower Parties of the nature and approximate extent of any default, it being agreed that the Borrower Parties are in good or better position than the MPT Parties to ascertain the exact extent of any default by the Borrower Parties hereunder.


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                                   ARTICLE XI
                               PERMITTED CONTESTS

     Alliance, on its own or on MPT's behalf (or in MPT's name), but at Alliance's expense, after two (2) Business Days' prior written notice to MPT, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by this Agreement, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from the MPT Parties and from the Collateral, (b) neither the Collateral nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, the MPT Parties would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), then, in any such event, (i) provided the Consolidated Net Worth of the Borrower Parties is then in excess of Fifty Million Dollars ($50,000,000), Alliance shall deliver to the MPT Parties a certification from a duly authorized officer of Alliance to the effect set forth in clauses (a), (b) and (c), to the extent applicable, or (ii) in the event the Consolidated Net Worth of the Borrower Parties is not then in excess of Fifty Million Dollars ($50,000,000), then Alliance shall deliver to MPT and its counsel an opinion of Alliance's counsel to the effect set forth in clauses (a),
(b) and (c), to the extent applicable, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Alliance shall give such reasonable security as may be demanded by the MPT Parties to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Collateral by reason of such non-payment or non-compliance; provided, however, the provisions of this Article shall not be construed to permit Alliance to contest the payment of the Loan Obligations, (f) in the case of an Insurance Requirement, the coverage required by Section 6.6 shall be maintained, and (g) if such contest be finally resolved against any of the MPT Parties or the Borrower Parties, Alliance shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. MPT, at Alliance's expense, shall execute and deliver to Alliance such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Alliance or if MPT so desires, MPT shall join as a party therein. The Borrower Parties, jointly and severally, shall indemnify and save MPT harmless against any liability, cost or expense of any kind that may be imposed upon MPT in connection with any such contest and any loss resulting therefrom.

                                   ARTICLE XII
                                 INDEMNIFICATION

SECTION 12.1. BORROWER PARTIES AGREEMENT TO INDEMNIFY. Notwithstanding the existence of any insurance or self insurance required by this Agreement and without regard to the policy limits of any such insurance or self insurance, and in addition to any other indemnification obligation set forth herein or in any other Loan Document, the Borrower Parties jointly and


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severally agree to indemnify, defend and hold harmless the MPT Parties, their affiliates and their respective officers, directors, members, (general and limited) partners, shareholders, employees, agents and representatives (collectively, the "MPT Indemnified Parties") from and against all demands, claims, actions, losses, damages, liabilities, penalties, Taxes, costs and expenses (including, without limitation, attorneys' and accountants' fees, settlement costs, arbitration costs and any reasonable other expenses for investigating or defending any action or threatened action) asserted against or incurred by the MPT Indemnified Parties or any of them arising out of or in connection with or resulting from (a) any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or any other Borrower Party Instrument by any Borrower Party or any of their respective Affiliates; (b) any stamp tax, intangible tax, or other tax, fee or charge imposed by any Governmental Entity arising out of or relating to the Note or this Agreement or the transactions anticipated herein; (c) any accident, injury to or death of persons or loss of percentage to property occurring on or about the Real Property, or adjoining sidewalks, including without limitation any claims of malpractice, (d) any use, misuse, no use, condition, maintenance or repair by any of the Borrower Parties of the Collateral, (e) any Impositions (which are the obligations of the Borrower Parties to pay pursuant to the applicable provisions of this Agreement), and (f) the non-performance of any of the terms and provisions of any and all existing and future Tenant Leases to be performed by the landlord (Alliance) thereunder (collectively, "MPT Damages"). The foregoing indemnification obligations of the Borrower Parties shall be in addition to, and shall in no way limit or qualify, any other indemnification or similar obligations of the Borrower Parties set forth in this Agreement or in any other Loan Document.

SECTION 12.2. NOTIFICATION AND DEFENSE OF CLAIMS.

     (a) A party entitled to be indemnified pursuant to Section 12.1 (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, as soon as possible after the Indemnified Party becomes aware of such claim or demand; provided, that the Indemnified Party's failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party's rights with respect thereto except to the extent the Indemnified Party is materially prejudiced by the delay.

     If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to the provisions hereof, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party (a "Third Party Claim"), the Indemnifying Party shall have the obligation either
(i) to pay such claim or demand, or (ii) defend any such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After the Indemnifying Party has assumed the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 12.2 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that the Indemnified Party shall have the right to employ counsel, at the Indemnifying Party's expense, to represent it if (A) in the Indemnified Party's reasonable opinion the Indemnifying Party is not diligently prosecuting the defense of such Third Party Claim, (B) such Third Party Claim involves remedies other than monetary damages and such remedies, in the Indemnified Party's reasonable judgment, could


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have a material adverse effect on such Indemnified Party, (C) the Indemnified
Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more defenses or counterclaims that may be alleged by the Indemnifying Party, or (D) the Indemnified Party believes in its reasonable discretion that a conflict of interest exists between the Indemnifying Party and the Indemnified Party with respect to such Third Party Claim or action, and in any such event the reasonable fees and expenses of such separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any Third Party Claim or demand.

     (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless
(i) the Indemnifying Party fails to assume and diligently prosecuting the defense of such claim or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability (including regulatory liability) of the Indemnifying Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnifying Party or any Affiliate of the Indemnifying Party. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability (including regulatory liability) of the Indemnified Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

SECTION 12.3. INVESTIGATIONS. The right to indemnification based upon breaches or inaccuracies of representations, warranties and covenants will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, whether as a result of disclosure by a party pursuant to this Agreement or otherwise, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, will not affect a party's right to indemnification, payment of damages or other remedies based on such representations, warranties and covenants.

                                  ARTICLE XIII
                               DISPUTE RESOLUTION

SECTION 13.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.


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

NOTWITHSTANDING THE FOREGOING, THE TERMS AND PROVISIONS OF THIS AGREEMENT PERTAINING TO THE PRIORITY, PERFECTION, ENFORCEMENT, OR REALIZATION BY THE MPT PARTIES OF THEIR RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE MORTGAGE WITH RESPECT TO THE REAL PROPERTY SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

SECTION 13.2. JURISDICTION AND VENUE. THE PARTIES HEREBY CONSENT TO PERSONAL JURISDICTION IN DELAWARE. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE BORROWER PARTIES EXPRESSLY ACKNOWLEDGE THAT DELAWARE IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY THE MPT PARTIES IN SAID COURTS. FURTHER, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 14.3 SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1. LIMITATION OF LIABILITY AS TO THE MPT PARTIES.

(a) No Consequential Damages. IN NO EVENT SHALL THE MPT PARTIES BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b) Direct Damages. IN NO EVENT SHALL THE MPT PARTIES' LIABILITY TO THE BORROWER PARTIES UNDER ANY LOAN DOCUMENT AT ANY TIME EXCEED THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN AT SUCH TIME

(c) Anything contained herein to the contrary notwithstanding, the MPT Parties shall not be liable to the Borrower Parties for any acts, omissions, errors of judgment, or mistakes of facts or law (except for the MPT Parties' gross negligence or willful misconduct). Any claim based on or in respect of any liability of the MPT Parties under any Loan Document shall be enforced only


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

against the MPT Parties' rights to receive payments of the Loan Obligations pursuant to the Loan Documents and not against any other assets, properties or funds of (i) any of the MPT Parties or their Affiliates, (ii) any director, officer, general partner, shareholder, limited partner, beneficiary, employee or agent of the MPT Parties (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of any of the MPT Parties or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through any of the MPT Parties or their respective general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

SECTION 14.2. ASSIGNMENT. Neither this Agreement nor any other Loan Document is assignable by any Borrower Party without the prior written consent of the MPT Parties. The MPT Parties may at any time during the Loan Term and without the consent of any Borrower Party assign all of their respective rights and obligations hereunder in connection with a sale or transfer of the Loan.

SECTION 14.3. NOTICE. All notices, demands, requests and other communications or documents required or permitted to be provided under this Agreement shall duly be in writing and shall be given to the applicable party at its address or facsimile number set forth below or such other address or facsimile number as the party may later specify for that purpose by notice to the other party:

     If to any Borrower Party: c/o Alliance Hospital, Ltd.
                               515 North Adams
                               Odessa, Texas 79761
                               Attention: Chief Executive Officer

               With a copy to: Hollmann, Lyon, Patterson & Durell, Inc.
                               5030 E. University Boulevard
                               Suite D-103
                               Odessa, Texas 79762-8148
                               Attention: Daniel J. Hollmann, Esq.

          If to any MPT Party: Medical Properties Trust, Inc.
                               1000 Urban Center Drive, Suite 501
                               Birmingham, AL 35242
                               Attention: Michael G. Stewart, Esq.

               With a copy to: Baker, Donelson, Bearman, Caldwell & Berkowitz,
                               PC
                               420 20th Street North, Suite 1600
                               Birmingham, Alabama 35203
                               Attention: Thomas O. Kolb, Esq.

Each notice shall, for all purposes, be deemed given and received:

     (i)  if by hand, when delivered;


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

     (ii) if given by nationally recognized and reputable overnight delivery service, the Business Day on which the notice is actually received by the party; or

     (iii) if given by certified mail, return receipt requested, postage prepaid, the date shown on the return receipt.

SECTION 14.4. CALCULATION OF TIME PERIOD. When calculating the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end of the next succeeding Business Day.

SECTION 14.5. NO WAIVER. No failure by the MPT Parties or the Borrower Parties to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of any sums due the MPT Parties hereunder or under any other Loan Document during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Agreement or the other Loan Documents, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

SECTION 14.6. CAPTIONS. The article and section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

SECTION 14.7. ENTIRE AGREEMENT; MODIFICATION. This Agreement, including the Exhibits and Schedules attached hereto, and other written agreements executed and delivered as of the date hereof by the parties hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior oral or written agreements between the parties with respect to the subject matter of this Agreement. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants, and conditions set forth in this Agreement, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless it is made in writing and duly executed by the parties hereto.

SECTION 14.8. SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement and attached hereto shall be deemed a part of this Agreement and are hereby incorporated herein by reference.

SECTION 14.9. FURTHER ASSURANCES. From time to time after the Closing Date, and without further consideration, the Borrower Parties shall execute and deliver to MPT all instruments of security, collateral assignment, consent or other instruments as may be reasonably requested by the MPT Parties in order to vest a Lien in favor of the MPT Parties in all right, title and interest of the applicable Borrower Parties in and to the Collateral as of the Closing Date or as otherwise required to carry out the purpose and intent of this Agreement.

SECTION 14.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the


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

same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission and any such signature page shall be deemed an original.

SECTION 14.11. EXPENSES. The Borrower Parties, jointly and severally, shall pay all costs and expenses incurred by Borrower Parties and MPT Parties in connection with the transactions contemplated hereby, including, without limitation, all document stamps, transfer, excise, recording, gains, sales, bulk sales, use and similar conveyance Taxes and fees imposed by reason of and associated with the transactions contemplated hereby and by deficiency, interest or penalty asserted with respect thereto, as well as the cost of the survey, the title insurance and all title endorsements required by the MPT Parties and its lenders, and all attorneys' fees and expenses. In addition to the foregoing, the Borrower Parties, jointly and severally, shall pay and/or reimburse the MPT Parties' costs and expenses, including reasonable legal fees, incurred or resulting from and relating to:

          (i) requests by the Borrower Parties for approval or consent under this Agreement or any other Loan Document;

          (ii) any circumstances or developments which give rise to any of the MPT Parties' right of consent or approval;

          (iii) circumstances resulting from any action or inaction by the Borrower Parties contrary to the provisions hereof or any other Loan Document,

          (iv) a request for changes including, but not limited to, (A) the uses of the Collateral including the Primary Intended Use, (B) alterations and improvements to the Improvements, (C) Tenant Leases, and (D) any other changes in the terms, conditions or provisions of this Agreement or any other Loan Document,

          (v) all expenses incurred by the MPT Parties in repossessing the Collateral (including among other expenses, any increase in insurance premiums caused by the vacancy of the Collateral),

          (vi) all expenses incurred by MPT in reletting as permitted herein or by applicable law (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees),

          (vii) all concessions granted to a new tenant or tenants upon reletting (including among other concessions, renewal options),

          (viii) all losses incurred by the MPT Parties as a direct or indirect result of any of the Borrower Parties' default hereunder or under any other Loan Document (including among other losses any adverse action by mortgagees), and

          (ix) the MPT Parties' administrative efforts, salaries and overhead attributable directly or indirectly to any of the Borrower Parties' default and the MPT Parties' pursuing the rights and remedies provided in this Agreement and under applicable law.


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

Such costs, expenses and fees shall be paid by the Borrower Parties, jointly and severally, within thirty (30) days after the MPT Parties' submission of a statement for the same, or such amount(s) shall be part of the Loan Obligations, with interest payable thereon at the Default Rate if not paid within five (5) days after demand. Notwithstanding any provision herein to the contrary, the Expense Deposit shall be credited against any payments due by the Borrower Parties hereunder.

SECTION 14.12. SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, the Borrower Parties agree to cooperate with the MPT Parties in connection with any securities offerings and filings, or the MPT Parties' efforts to procure or maintain any third party participation financing for or related to the Real Property and Improvements, and in connection therewith, the Borrower Parties Parties shall furnish the MPT Parties with such financial and other information as the MPT Parties shall request. The MPT Parties may disclose that it has entered into this Agreement with the Borrower Parties and may provide and disclose information regarding this Agreement, the Borrower Parties, the Real Property and Improvements, and such additional information which the MPT Parties may reasonably deem necessary, to its proposed investors in such public offering or private offering of securities, or any current or prospective lenders with respect to such financing. Upon reasonable advance notice, the MPT Parties and any lender providing financing for the Real Property shall have the right to access, examine and copy all agreements, records, documentation and information relating to the Borrower Parties, the Real Property and Improvements, and to discuss such affairs and information with the officers, employees and independent public accountants of the Borrower Parties as often as may reasonably be desired, but subject to the terms of a confidentiality agreement, as reasonably approved by the parties.

SECTION 14.13. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that this Agreement shall not inure to the benefit of any assignee pursuant to an assignment which violates the terms of this Agreement.

                   [Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date first written above.

                                        BORROWER PARTIES:

                                        ALLIANCE HOSPITAL, LTD.

                                        BY: SRI-SAI ENTERPRISES, INC.
                                        ITS: GENERAL PARTNER


                                        By: /s/ Steven C. Riley
                                            ------------------------------------
                                        Name: Steven C. Riley
                                        Title: Co-Chairman


                                        By: /s/ Jayaram B. Naidu
                                            ------------------------------------
                                        Name: Jayaram B. Naidu
                                        Title: Co-Chairman


                                        SRI-SAI ENTERPISES, INC.


                                        By: /s/ Steven C. Riley
                                            ------------------------------------
                                        Name: Steven C. Riley
                                        Title: Co-Chairman


                                        By: /s/ Jayaram B. Naidu
                                            ------------------------------------
                                        Name: Jayaram B. Naidu
                                        Title: Co-Chairman

                                        MPT PARTIES:

                                        MPT OF ODESSA HOSPITAL, L.P.

                                        By: MPT of ODESSA HOSPITAL, LLC
                                        Its: GENERAL PARTNER

                                        By: MPT Operating Partnership, L.P.
                                        Its: Sole Member


                                        By: /s/ Edward K. Aldag, Jr.
                                            ------------------------------------
                                        Name: Edward K. Aldag, Jr.
                                        Title: President and Chief Executive
                                               Officer


                                        MPT OPERATING PARTNERSHIP, L.P.


                                        By: /s/ Edward K. Aldag, Jr.
                                            ------------------------------------
                                        Name: Edward K. Aldag, Jr.
                                        Title: President and Chief Executive
                                               Officer

                                    EXHIBIT A

                                LEGAL DESCRIPTION

See Attached.

                                    EXHIBIT B

                         ASSIGNMENT OF LEASES AND RENTS

See Attached.

                                    EXHIBIT C

                         ENVIRONMENT INDEMNITY AGREEMENT

See Attached.

                                    EXHIBIT D

                                    GUARANTY

See Attached.

                                    EXHIBIT E

                            MORTGAGE / DEED OF TRUST

See Attached.

                                    EXHIBIT F

                              NONCOMPETE AGREEMENT

See Attached.

                                    EXHIBIT G

                                 PROMISSORY NOTE

See Attached.

                                    EXHIBIT H

                                PLEDGE AGREEMENT

See Attached.

                                    EXHIBIT I

                               SECURITY AGREEMENT

See Attached.

                                    EXHIBIT J

                      SUBORDINATION OF MANAGEMENT AGREEMENT

See Attached.

                                    EXHIBIT K

                        SUBORDINATION AGREEMENT (PLEDGOR)

See Attached.

                                    EXHIBIT L

                    BORROWER PARTIES' COUNSEL'S LEGAL OPINION

See Attached.

                                    EXHIBIT M

                               BDBCB LEGAL OPINION

See Attached.